Preliminary

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒   Filed by a party other than the Registrant ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CAPITOL CITY BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary

CAPITOL CITY BANCSHARES, INC.

562 Lee Street, S.W.

Atlanta, Georgia 30310-0200

October 2, 2006

Dear	Shareholder:

On behalf of the Board of Directors, I am pleased to invite you to attend our Special Meeting of Shareholders to be held on                              , 2006 in Atlanta, Georgia at the time and place shown in the attached notice. The Special Meeting is being called to consider and vote upon a proposed amendment to the Company’s Articles of Incorporation that will authorize the Board of Directors to issue up to $5,000,000 in preferred stock. The purpose of this proposed amendment is to provide a mechanism to raise additional capital in support of the Company’s subsidiary bank. Issuing non-voting preferred stock allows the Company to raise additional equity capital without diluting the present ownership of the shareholders who own common stock. A complete description of the proposed amendment, and an explanation of the Board of Director’s reasons for recommending shareholder approval are included in this proxy statement. A copy of the proposed amendment is attached to this proxy statement as Appendix “A.”

We hope that you will attend the meeting in person, but even if you plan to do so, we encourage you to please vote your shares ahead of time by using the enclosed proxy card. This will ensure that your Capitol City Bancshares stock will be represented at the meeting. If you attend the meeting and prefer to vote in person, you may do so. The attached proxy statement explains more about proxy voting. Please read it carefully. Every shareholder’s vote is important, whether you own a few shares or many.

We look forward to your participation in the special meeting process.

Sincerely,

George G. Andrews
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

OF CAPITOL CITY BANCSHARES, INC.

DATE:	, 2006

TIME:	5:00 p.m.

PLACE:	Main Office, Capitol City Bank & Trust Co.
562 Lee Street, S.W., Atlanta, Georgia 30310

MATTERS TO BE VOTED ON:

PROPOSAL 1:     Approval of an Amendment to the Articles of

                                   Incorporation of Capitol City Bancshares, Inc.

Any other matter that may be properly brought before the meeting.

Only shareholders of record at the close of business on September 29, 2006 are entitled to notice of and to vote at the meeting on any adjournments thereof.

Your vote is important. Please complete, sign, date and return your proxy card promptly in the enclosed envelope.

By Order of the Board of Directors

George G. Andrews
President and Chief Executive Officer

Atlanta, Georgia

October 2, 2006

CAPITOL CITY BANCSHARES, INC.

562 Lee Street, S.W.

Atlanta, Georgia 30310

PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD

                             , 2006

This proxy statement is furnished to the shareholders of Capitol City Bancshares, Inc. in connection with the solicitation of proxies by its Board of Directors to be voted at the 2006 Special Meeting of Shareholders and at any adjournments thereof (the “Special Meeting”). The Special Meeting will be held on                              , 2006, at 562 Lee Street, S.W., Atlanta, Georgia, at 5:00 p.m. local time.

ALL HOLDERS OF CAPITOL CITY BANCSHARES, INC. COMMON STOCK SHOULD READ THIS PROXY CAREFULLY BEFORE YOU MAKE ANY DECISION WITH RESPECT TO THE PROPOSED AMENDMENT. A COPY OF THE PROPOSED AMENDMENT IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX “A.”

This proxy statement and the accompanying proxy card were mailed or given to shareholders on or about October 2, 2006. A copy of the Company’s Annual Report on Form 10-KSB, which includes the Company’s Audited Financial Statements and Footnote Disclosures (Appendix “B”), accompanies this proxy statement. In addition, we have included a copy of the year-end Management Discussion and Analysis of Financial Condition and Results of Operation (Appendix “C”) and our latest Quarterly Report on Form 10-QSB (Appendix “D”).

Upon request, the Company will provide, without charge to any shareholder entitled to vote at the Special Meeting, additional copies of Capitol City Banchsares, Inc’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2005. Such request should be made to the Secretary of the Company at the address shown on the accompanying Notice of Special Meeting of Shareholders. The Company’s annual report on Form 10-KSB, as well as its other filings with the SEC, are available via the Internet at the SEC’s website at http://www.sec.gov.

As used in this proxy statement, the terms Capitol City Bancshares, Company, we, our, and us all refer to Capitol City Bancshares, Inc. and its subsidiaries.

VOTING

General

The securities which can be voted at the Special Meeting consist of Capitol City Bancshares’ $1.50 par value common stock, with each share entitling its owner to one

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vote on each matter submitted to the stockholders. The record date for determining the holders of Capitol City Bancshares, Inc. stock who are entitled to notice of and to vote at the Special Meeting is                              , 2006. As of September 29, 2006, 2,188,352 shares of Capitol City Bancshares, Inc. stock were outstanding and eligible to be voted.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of Capitol City Bancshares stock is necessary to constitute a quorum at the Special Meeting. In determining whether a quorum exists at the Special Meeting for purposes of all matters to be voted on, all votes “for” or “against” as well as all abstentions (including votes to withhold authority to vote) will be counted.

In voting for the proposal to approve the Amendment to the Articles of Incorporation of Capitol City Bancshares, Inc. (Proposal 1), you may vote in favor of or against the proposal or you may abstain from voting. The vote required to approve this proposal is governed by Georgia law and is a majority of the shares cast at the meeting, either by proxy or in person, provided a quorum is present. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

Our directors and executive officers hold 832,920 shares (excluding currently exercisable options) of the current issued and outstanding common stock of Capitol City Bancshares, Inc., or approximately 38% of all issued and outstanding common stock, and we believe that all of those shares will be voted in favor of the proposal.

Proxies

All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Special Meeting in accordance with the directions given. In voting by proxy with regard to the proposed amendment, you may vote in favor of the amendment, against the amendment or withhold your votes (abstain). You should specify your choice on the proxy card. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted “FOR” the proposal listed on the proxy card. If any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to our Secretary, Robert A. Holmes, 562 Lee Street, S.W., Atlanta, Georgia 30310, by delivering a later dated proxy card, or by voting in person at the Special Meeting.

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All expenses incurred in connection with the solicitation of proxies will be borne by the Company. Solicitation may take place by mail, telephone, telegram, or personal contact by our directors, officers and regular employees of the Company without additional compensation. Copies of our latest Annual Report which contains the Company’s Audited Financial Statements and Footnote Disclosures as well as our latest Quarterly Report on Form 10-QSB are being mailed to each shareholder of record together with these proxy materials.

PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO ARTICLES OF

INCORPORATION OF CAPITOL CITY BANCSHARES, INC.

At its regular meeting on September 12, 2006, our Board of Directors voted to adopt, subject to the approval of a majority of the votes entitled to be cast at a specially called meeting, an Amendment to the Articles of Incorporation of Capitol City Bancshares, Inc. The proposed amendment will authorize the issuance of up to $5,000,000 in shares of preferred stock of the Company.

The proposed amendment grants the Board of Directors the discretion to establish the terms of any future preferred stock issuance, including the number of shares issued, the dividend rate of the shares, whether the dividends are cumulative, whether the shares are voting or non-voting, whether the shares are convertible to common stock and if so, the terms of conversion, whether the shares are redeemable and if so the terms of redemption, sinking fund requirements, liquidation rights and all other relative rights of the preferred shares. A complete version of the proposed amendment is attached as Appendix “A.”

The Board of Directors has determined the need to raise additional capital in support of the Company’s subsidiary bank, and in connection with the settlement of a pending lawsuit, an opportunity to obtain $1,000,000 in capital through the issuance of preferred stock became available. Capitol City Bank Group, Inc. has agreed purchase $1,000,000 of preferred stock of Capitol City Bancshares, Inc. The preferred stock will be non-voting and non-convertible with cumulative annual dividends and a ten-year term. The annual dividend rate will be 5% per year for the first five years and 1% over the five-year U.S. Treasury Note rate for the remaining five years. At the end of the ten-year term, the Company will be obligated to pay any unpaid accumulated dividends as well as the face amount of the preferred stock ($1,000,000). Payment of the dividends on the preferred stock would have to be paid prior to any dividends or distribution to the common stockholders could be declared and paid. The settlement of the lawsuit between the Company and Capitol City Bank Group, Inc. is final and is not contingent upon the issuance of the preferred stock. The Board of Directors has determined the additional capital is necessary and the issuance of preferred stock is in the best interest of the Company.

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The Board has no immediate plans to issue any portion of the remaining $4,000,000 of preferred stock that would be authorized pursuant to the proposed amendment. If the Board of Director decides to issue any of the remaining authorized shares of preferred stock, the terms and relative rights of the shares will be determined in their discretion.

Shareholder Approval Required. The affirmative vote of the holders of a majority of the votes entitled to be cast at the Special Meeting is required for approval of the Amendment. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF CAPITOL CITY BANCSHARES, INC.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Please See Appendix “C”.

STOCK OWNERSHIP

Principal Shareholders.

As of September 7, 2006, the Company knows of no beneficial owner, other than Mr. Thomas listed below, of more than five percent (5%) of its $1.50 par value common stock, the only class of voting securities of the Company.

The following table sets forth, as of the most recent practicable date, the common stock of the Company beneficially owned by all current directors, executive officers and significant employees. All shares and options have been adjusted based on the four-for-one stock split effective March 1, 2005. For purposes of this table, beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percent of Class[2]
George G. Andrews	82,672	[3]	3.78%
Dr. Gloria Campbell-D’Hue	60,200	[4]	2.75%
J. Al Cochran	62,664		2.86%
Leon Goodrum	74,000		3.38%
Agnes H. Harper	62,700	[5]	2.87%
Charles W. Harrison	62,400	[6]	2.85%
Robert A. Holmes	52,000	[7]	2.38%
Moses M. Jones	68,800		3.14%
Marian S. Jordan	61,000	[8]	2.79%
Kaneta R. Lott	68,000	[9]	3.11%
Donald F. Marshall	66,664		3.05%
Elvin Mitchell, Sr.	81,600	[10]	3.73%
Roy W. Sweat	100,000		4.57%
William Thomas	146,220	[11]	6.68%
Cordy T. Vivian	60,000		2.74%
Executive Officers and Directors as a Group (15 persons)	1,108,920		50.67%

1	Included in the number of shares listed above for each Director, excluding Mr. Andrews, Ms. Harper, Mr. Sweat and Mr. Mitchell, are options granted under the Capitol City Bancshares, Inc. Nonqualified Stock Option Plan to purchase 20,000 shares of common stock at $2.50 per share, expiring on July 13, 2009. These options are currently exercisable and are included in the ownership percentage for the purposes of this disclosure item.

2	The ownership percentage is based on 2,188,352 shares of common stock outstanding.

3	Includes 18,672 shares owned by Mr. Andrews, 16,000 shares held jointly with Mr. Andrews’ spouse, and 40,000 options to purchase common stock granted under the Capitol City Bancshares, Inc. Incentive Stock Option Plan. These 40,000 options are exercisable at $2.50 per share and expire on July 13, 2009. On August 1, 2002, Mr. Andrews was granted options to purchase 8,000 shares of common stock exercisable at $3.75 per share which expire on August 1, 2012.

4	Includes 18,200 shares owned by Dr. D’Hue and 22,000 shares owned by her child.

5	Includes 6,732 shares held by Mrs. Harper, 31,200 shares held jointly with Mrs. Harper’s spouse, and 4,768 shares held by Mrs. Harper’s spouse.

6	Includes 40,000 shares owned by Mr. Harrison, 2,400 shares held by Mr. Harrison’s children.

7	Includes 8,000 shares held by Mr. Holmes’ grandchildren.

8	Includes 43,200 shares owned by Ms. Jordan, 2,000 shares held jointly with her spouse and 1,000 shares held by Ms. Jordan’s children.

9	Includes 20,000 shares held jointly with Dr. Lott’s spouse, 8,000 shares held by Dr. Lott’s children and 20,000 shares held by Childrens Dentistry Profit Sharing Plan.

10	Includes 47,000 shares owned by Mr. Mitchell, 4,000 held by Mr. Mitchell’s spouse, and 600 shares held by Mr. Mitchell’s grandchildren.

11	Includes 56,000 shares owned by Mr. Thomas and 70,200 shares held by Thomas Cleaning Service, Inc., an affiliated corporation.

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The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

On May 18, 2004, the Audit Committee of the Board of Directors selected Nichols, Cauley & Associates, LLC as the Company’s independent accountants. Nichols, Cauley & Associates, LLC has been engaged to audit the Company’s financial statements for the year ended December 31, 2006. There have been no changes in or disagreements with Nichols, Cauley & Associates, LLC on accounting and financial disclosures.

CAUTIONARY STATEMENT CONCERNING

FORWARD-LOOKING INFORMATION

This Proxy Statement, and the documents to which we refer in this proxy statement, may contain forward-looking statements regarding our expectations. When used in this proxy statement, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions, as they relate to the Company or our management, identify forward-looking statements. These statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. These statements reflect our current views with respect to future events, the outcomes of which are subject to certain risks, including among others general economic and market conditions, changes in interest rates, our ability to manage interest rate risk and other market risk, effects of competition, the performance of new product initiatives, the successful integration of acquired businesses, unanticipated adverse litigation results or effects, changes in tax and other governmental rules and

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regulations applicable to the Company, the economic and political conditions in the United States and in the global business and economic conditions in the different sectors and markets where the Company’s portfolio companies operate, further easing of restrictions on participants in the financial services industry may increase competitive pressures, and possible changes in the quality or composition of our loans portfolio, including adverse developments in borrower’s industries or in the repayment ability of individual borrowers.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere described in this Proxy Statement and other Reports filed with the SEC. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should carefully review the information and the risk factors set forth in other reports and documents that we file from time to time with the SEC.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Shareholder proposals that are intended to be presented at next year’s Annual Meeting of Shareholders must be received at our office located at 562 Lee Street, S.W., Atlanta, Georgia 31310, Attn: Secretary no later than February 1, 2007, in order to be included in our proxy statement and related proxy materials for that meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Special Meeting of Shareholders which may properly come before the Special Meeting. However, if any other matter should be properly presented for consideration and voting at the Special Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the Company’s best interest.

FINANCIAL STATEMENTS

Our audited consolidated financial statements and notes thereto, including selected financial information and management’s discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2005, as well as our latest Quarterly Report on Form 10-QSB, are included in this Proxy Statement. The Company’s Annual Report on Form 10-KSB, as well as its other filings with the SEC, are available via the Internet at the SEC’s website at http://www.sec.gov.

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You should rely on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 2, 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

Upon receipt of a written request, we will furnish, without charge, any owner of common stock of the Company a copy of its Annual Report to the Securities and Exchange Commission on Form 10-KSB for the fiscal year ended December 31, 2005, including financial statements and the schedules thereto. Copies of exhibits to the 10-KSB are also available upon specific request and payment of a reasonable charge for reproduction. Such requests should be directed to the Secretary of the Company at the address indicated on the front of this proxy statement.

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APPENDIX “A”

The Articles of Incorporation of Capitol City Bancshares, Inc. are hereby amended by adding paragraph 8 which shall read as follows:

“8.

The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of up to $5,000,000 in shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Georgia to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and relative rights of the shares of each such series and the qualifications, or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1)	The number of shares constituting that series and the distinctive designation of that series;

(2)	The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

(3)	Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)	Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions of adjustment of the conversion rate in such events as the Board of Directors shall determine;

(5)	Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

(6)	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)	Any other relative rights, preferences and limitations of that series.”

APPENDIX B

U. S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-KSB

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2005

COMMISSION FILE NO. 000-25227

CAPITOL CITY BANCSHARES, INC.

(Exact Name of Bank as Specified in its Charter)

A GEORGIA CORPORATION

(State or Other Jurisdiction of Incorporation or Organization)

58-1994305

(IRS Employer Identification No.)

562 Lee Street, S.W. Atlanta, Georgia	30311
(Address of Principal Office)	(Zip Code)

(404) 752-6067

(Bank’s Telephone No., Including Area Code)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: $1.50 par value common stock

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    YES  ☒    NO  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained herein, and will not be contained, to the best of the Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment of this Form 10-KSB.  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    YES  ☐    NO  ☒

The Registrant’s gross revenues for its most recent fiscal year ended December 31, 2005 were $18,442,100.

The aggregate market value of the common stock of the Registrant held by nonaffiliates of the Registrant on March 15, 2006, was $20,421,320. The aggregate market value of the common stock held by nonaffiliates was computed by reference to the price at which the common stock was sold on the average price of $10.00, as of March 15, 2006. There is not an active trading market for the common stock and it is not possible to identify precisely the market value of the common stock. For the purpose of this response, directors, executive offices and holders of 5% or more of the Registrant’s common stock are considered the affiliates of the Registrant at that date.

The number of shares outstanding of the Registrant’s common stock as of March 31, 2006, was 2,188,352 shares.

DOCUMENTS INCORPORATED BY REFERENCE: NONE.

Transitional Small Business Disclosure Format (check one):    Yes  ☐    No  ☒

CAPITOL CITY BANCSHARES, INC.

ANNUAL REPORT ON FORM 10-KSB

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005

PART I

ITEM 1. DESCRIPTION OF BUSINESS

Business Overview

On April 14, 1998, Capitol City Bancshares, Inc. ( the “Company”) was incorporated under the laws of the State of Georgia for the purpose of serving as a bank holding company for Capitol City Bank and Trust Company (the “Bank”).

The Company’s common stock was initially authorized and issued in connection with the acquisition of 100% of the stock of the Bank, a wholly-owned subsidiary of the Company, on December 22, 1998.

In connection with that acquisition, the Company filed a Registration Statement under the Securities Act of 1933 as a successor issuer to the Bank, and filed a Form 8-A pursuant to Section 12(g) of the Securities Exchange Act of 1934 for registration of the Company’s common stock under the 1934 Act.

Capitol City Bank & Trust Company (the “Bank”) is a state banking institution chartered under the laws of the State of Georgia on June 30, 1994. Since opening on October 3, 1994, the Bank has continued a general banking business and presently serves its customers from seven locations: the main office located at 562 Lee Street, S.W., Atlanta, Georgia 30310; and service branches located at 2358 Cascade Road, Atlanta, Georgia 30311; Hartsfield-Jackson International Airport, Atlanta, Georgia; 5674 Memorial Drive, Stone Mountain, Georgia 30083 and 301 W. Oglethorpe Boulevard, Albany, Georgia 31707; 339 Martin Luther King, Jr. Blvd., Savannah, Georgia 31401 and 1268 Broad Street, Augusta, Georgia 30901.

The Bank operates a full-service banking business and engages in a broad range of commercial banking activities, including accepting customary types of demand and timed deposits, making individual, consumer, commercial, and installment loans, money transfers, safe deposit services, and making investments in U. S. government and municipal securities.

The data processing work of the Bank is processed with Fidelity Integrated Financial Solutions. The Bank issues credit cards through its affiliation with The Bankers Bank. The Bank offers its customers a variety of checking and savings accounts. The installment loan department makes both direct consumer loans and also purchases retail installment contracts from sellers of consumer goods.

The Bank serves the residents of the City of Atlanta and Fulton, DeKalb, Chatham, Richmond and Dougherty Counties. Each of these areas have a diverse commerce, including manufacturing, financial and service sector economies. Atlanta also serves as the capitol of the State of Georgia, with a significant number of residents employed in government.

Neither the Company nor the Bank generates a material amount of revenue from foreign countries, nor does either have material long-lived assets, customer relationships, mortgages or servicing rights, deferred policy acquisition costs, or deferred tax assets in foreign countries. Thus, the Company has no significant risks attributable to foreign operations.

As of December 31, 2005, the Bank had correspondent relationships with SunTrust Bank of Atlanta, Georgia, Wachovia National Bank of Georgia, The Bankers Bank and The Federal Home Loan Bank of Atlanta. The correspondent bank provides certain services to the Bank, buying and selling federal funds, handling money fund transfers and exchanges, shipping coins and currency, providing security and safekeeping of funds and other valuable items, handling loan participation and furnishing management investment advice on the Bank’s securities portfolio.

Bank Operations

Capitol City Bancshares, Inc.

Capitol City Bancshares, Inc. (the “Company”) owns 100% of the capital stock of the Bank. The principal role of the Company is to supervise and coordinate the activities of its subsidiaries.

Capitol City Bank and Trust Company

The Bank’s main office is located at 562 Lee Street, S.W., Atlanta, Georgia 30310. The main office, which is owned by the Bank, consists of approximately 7,000 square feet, four drive-in windows and adjacent parking lot. Banking operations are also conducted from a branch located at 2358 Cascade Road, Atlanta, Georgia 30311. This branch is owned by the Bank and has been in continuous operation since it opened in October 3, 1994. The branch is a single story building with approximately 3,000 square feet, one drive-in window and an adjacent parking lot. The Bank also maintains a branch at Hartsfield-Jackson International Airport. The Hartsfield branch has two teller windows and a customer service desk. The branch is approximately 450 square feet , and is open seven days a week. The Bank, in November 1998, opened an additional branch facility at 5674 Memorial Drive, Stone Mountain, Georgia. The two-story facility was purchased for $711,679 and has approximately 4,706 square feet of space. On July 16,

2002, the Bank opened a branch at 301 W. Oglethorpe Boulevard, Albany, Georgia 31707. The branch operates six days a week and is a full-service facility. In January of 2004, the Bank opened an office at 339 Martin Luther King, Jr. Blvd., Savannah, Georgia. The office operates six days a week and is a full-service facility. The Bank opened its seventh office in 2005 at 1268 Broad Street, Augusta, Georgia. This office is also open six days a week and is a full-service facility.

The Bank offers demand accounts, savings accounts, money market accounts, certificates of deposit and IRA accounts to customers. Loans are made to consumers and small businesses. Approximately 60% of the loan portfolio are loans to small business and include loans made through the Small Business Administration. Consumer loans include first and second mortgage loans, home equity loans, auto loans and signature loans.

Competition

The banking business in the City of Atlanta and Fulton, DeKalb, Chatham, Richmond and Dougherty Counties is highly competitive. The Bank competes with numerous other financial institutions in the market it represents. In Atlanta, there are branches of Bank of America, SunTrust and Wachovia among many others. In Albany, there are also branches of Heritage Bank, Albany Bank & Trust and Security Bank & Trust Company of Albany. In addition to these banks (and branches of regional banks), there are many finance companies, credit union offices, and other non-traditional providers of service that compete in the Bank’s market.

Capitol City Home Loans, Inc.

The mortgage company has an office in the Stone Mountain area and provides mortgage loan origination services in the same primary market areas as the Bank. The mortgage company was incorporated in 2002 and currently originates mortgage loans and brokers the loans to independent investors.

Employees

As of December 31, 2005, the Company had 73 full-time employees and 17 part-time employees. In the opinion of management, the Company enjoys an excellent relationship with its employees. The Company is not a party to any collective bargaining agreements.

Supervision and Regulation

Bank holding companies and banks are regulated under both federal and state law. The following is a brief summary of certain statutes and rules and regulations affecting the Company, the Bank, and to a more limited extent the Company’s subsidiaries.

This summary is qualified in its entirety by reference to the particular statute and regulatory provision referred to and is not intended to be an exhaustive description of the statutes or regulations applicable to the business of the Company and its subsidiaries. The scope of regulation and permissible activities of the Company and its subsidiaries is subject to change by future federal and state legislation. Supervision, regulation and examination of the Company and the Bank by the bank regulatory agencies are intended primarily for the protection of depositors rather than shareholders of the Company.

Regulation of the Company

The Company is a registered holding company under the Federal Bank Holding Company Act and the Georgia Bank Holding Company Act and is regulated under such Act by the Federal Reserve and by the Georgia Department of Banking and Finance (the “Georgia Department”), respectively.

Reporting and Examination

As a bank holding company, the Company is required to file annual reports with the Federal Reserve and the Georgia Department and provide such additional information as the applicable regulator may require pursuant to the Federal and Georgia Bank Holding Company Acts. The Federal Reserve and the Georgia Department may also conduct examinations of the Company to determine whether the Company is in compliance with Bank Holding Company Acts and regulations promulgated thereunder.

Acquisitions

The Federal Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (1) acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank; (2) acquiring all or substantially all of the assets of a bank; and (3) before merging or consolidating with another bank holding company.

The Georgia Department requires similar approval prior to the acquisition of any additional banks from every Georgia bank holding company. A Georgia bank holding company is generally prohibited from acquiring ownership or control of 5% or more of the voting shares of a bank unless the bank being acquired is either a bank for purposes of the Federal Bank Holding Company Act, or a federal or state savings and loan association or savings bank or federal savings bank whose deposits are insured by the Federal Savings and Loan Insurance Corporation and such bank has been in existence and continuously operating as a bank for a period of five years or more prior to the date of application to the Department for approval of such acquisition.

Source of Strength to Subsidiary Banks

The Federal Reserve (pursuant to regulation and published statements) has maintained that a bank holding company must serve as a source of financial strength to its subsidiary banks. In adhering to the Federal Reserve policy, the Company may be required to provide financial support to the Bank at a time when, absent such Federal Reserve policy, the Company may not deem it advisable to provide such assistance. Similarly, the Federal Reserve also monitors the financial performance and prospects of non-bank subsidiaries with an inspection process to ascertain whether such non-banking subsidiaries enhance or detract from the Company’s ability to serve as a source of strength for the Bank.

Capital Requirements

The holding company is subject to regulatory capital requirements imposed by the Federal Reserve applied on a consolidated basis with the bank owned by the holding company. Bank holding companies must have capital (as defined in the rules) equal to eight (8) percent of risk-weighted assets. The risk weights assigned to assets are based primarily on credit risk. For example, securities with an unconditional guarantee by the United States government are assigned the least risk category. A risk weight of 50% is assigned to loans secured by owner-occupied one-to-four family residential mortgages. The aggregate amount of assets assigned to each risk category is multiplied by the risk weight assigned to that category to determine the weighted values, which are added together to determine total risk-weighted assets.

The Federal Reserve also requires the maintenance of minimum capital leverage ratios to be used in tandem with the risk-based guidelines in assessing the overall capital adequacy of bank holding companies. The guidelines define capital as either Tier 1 (primarily shareholder equity) or Tier 2 (certain debt instruments and a portion of the allowance for loan losses). Tier 1 capital for banking organizations includes common equity, minority interest in the equity accounts of consolidated subsidiaries, qualifying noncumulative perpetual preferred stock and qualifying cumulative perpetual preferred stock. (Cumulative perpetual preferred stock is limited to 25 percent of Tier 1 capital.) Tier 1 capital excludes goodwill; amounts of mortgage servicing assets, nonmortgage servicing assets, and purchased credit card relationships that, in the aggregate, exceed 100 percent of Tier 1 capital; nonmortgage servicing assets and purchased credit card relationships that in the aggregate, exceed 25 percent of Tier 1 capital; all other identifiable intangible assets; and deferred tax assets that are dependent upon future taxable income, net of their valuation allowance, in excess of certain limitations.

Effective June 30, 1998, the Board has established a minimum ratio of Tier 1 capital to total assets of 3.0 percent for strong bank holding companies (rated composite “1” under the BOPEC rating system of bank holding companies), and for bank holding companies that have implemented the Board’s risk-based capital measure for market risk. For all other bank holding companies, the minimum ratio of Tier 1 capital to total assets is 4.0 percent. Banking organizations with supervisory, financial, operational, or managerial weaknesses, as well as organizations that are anticipating or experiencing significant growth, are expected to maintain capital ratios well above the minimum levels. Higher capital ratios may be required for any bank holding company if warranted by its particular circumstances or risk profile. Bank holding companies are required to hold capital commensurate with the level and nature of the risks, including the volume and severity of problem loans, to which they are exposed.

As of December 31, 2005, the Company maintained Tier 1 and Total Risk-Based Capital Ratios of 8.85% and 10.27%, respectively. For a more detailed analysis of the Company and the Bank’s regulatory requirements see Note 14 to the Notes to Consolidated Financial Statements.

The Riegle-Neal Interstate Banking and Branching Efficiency Act

Prior to the enactment of the Interstate Banking and Branching Efficiency Act of 1994 (the “Riegle-Neal Act”), interstate expansion of bank holding companies was prohibited, unless such acquisition was specifically authorized by a statute of the state in which the target bank was located. Pursuant to the Riegle-Neal Act, effective September 29, 1995 an adequately capitalized and adequately managed holding company may acquire a bank across state lines, without regard to whether such acquisition is permissible under state law. A bank holding company is considered to be “adequately capitalized” if it meets all applicable federal regulatory capital standards.

While the Riegle-Neal Act precludes a state from entirely insulating its banks from acquisition by an out-of-state holding company, a state may still provide that a bank may not be acquired by an out-of-state company unless the bank has been in existence for a specified number of years, not to exceed five years. Additionally, the Federal Reserve is directed not to approve an application for the acquisition of a bank across state lines if: (i) the applicant bank holding company, including all affiliated insured depository institutions, controls or after the acquisition would control, more than ten (10) percent of the total amount of deposits of all insured depository institutions in the United States (the “ten percent concentration limit”) or (ii) the acquisition would result in the holding company controlling thirty (30) percent or more of the total deposits of insured depository institutions in any state in which the holding company controlled a bank or branch immediately prior to the acquisition (the “thirty percent concentration limit”). States may waive the thirty percent concentration limit, or may make the limits more or less restrictive, so long as they do no discriminate against out-of-state bank holding companies.

The Riegle-Neal Act also provides that, beginning on June 1, 1997, banks located in different states may merge and operate the resulting institution as a bank with interstate branches. However, a state may (i) prevent interstate branching through mergers by passing a law prior to June 1, 1997 that expressly prohibits mergers involving out-of-state banks, or (ii) permit such merger transactions prior to June 1, 1997. Under the Riegle-Neal Act, an interstate merger transaction may involve the acquisition of a branch of an insured bank without the acquisition of the bank itself, but only if the law of the state in which the branch is located permits this type of transaction.

Under the Riegle-Neal Act, a state may impose certain conditions on a branch of an out-of-state bank resulting from an interstate merger so long as such conditions do not have the effect of discriminating against out-of-state banks or bank holding companies, other than on the basis of a requirement of nationwide reciprocal treatment. The ten (10) percent concentration limit and the thirty (30) percent concentration limit described above, as well as the rights of the states to modify or waive the thirty (30) percent concentration limit, apply to interstate bank mergers in the same manner as they apply to the acquisition of out-of-state banks.

A bank resulting from an interstate merger transaction may retain and operate any office that any bank involved in the transaction was operating immediately before the transaction. After completion of the transaction, the resulting bank may establish or acquire additional branches at any location where any bank involved in the transaction could have established or acquired a branch. The Riegle-Neal Act also provides that the appropriate federal banking agency may approve an application by a bank to establish and operate an interstate branch in any state that has in effect a law that expressly permits all out-of-state banks to establish and operate such a branch.

In response to the Riegle-Neal Act, effective June 1, 1997, Georgia permitted interstate branching, although only through merger and acquisition. In addition, Georgia law provides that a bank may not be acquired by an out-of-state company unless the bank has been in existence for five years. Georgia has also adopted the thirty percent concentration limit, but permits state regulators to waive it on a case-by-case basis.

The Gramm-Leach-Bliley Act of 1999

On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act of 1999, which breaks down many of the barriers to affiliations among banks and securities firms, insurance companies, and other financial service providers. This new law provides financial organizations with the flexibility to structure new affiliations through a holding company structure or a financial subsidiary. As a result, the number and type of entities competing with us in our markets could increase.

The Gramm-Leach-Bliley Act also covers various topics such as insurance, unitary thrifts, privacy protection provisions for customers of financial institutions, the Federal Home Loan Bank system’s modernization, automatic teller machine reform, the Community Reinvestment Act and certain changes related to the securities industry.

The legislation amends the Bank Holding Company Act to clarify that a bank holding company may hold shares of any company that the Federal Reserve has determined to be engaged in activities that were sufficiently closely related to banking. This act also amends the Bank Holding Company Act to establish a new type of bank holding company - the “financial holding company.” Financial holding companies have the authority to engage in financial activities in which other bank holding companies may not engage. Financial holding companies may also affiliate with companies that are engaged in financial activities. These financial activities include activities that are:

•	financial in nature;

•	incidental to an activity that is financial in nature; or

•	complimentary to a financial activity and does not pose a substantial risk to the safety and soundness of depository institutions or the financial system in general.

The Federal Reserve and the Secretary of the Treasury may determine which activities meet these standards. However, the Gramm-Leach-Bliley Act explicitly lists certain activities as being financial in nature. For example, some of these activities are:

•	lending, exchanging, transferring or investing for others;

•	safeguarding money or securities;

•	insuring, guaranteeing, or indemnifying against loss, harm, damage, illness, disability or death, or providing and issuing annuities, and acting as principal, agent, or broker for these purposes in any state;

•	providing financial, investment or economic advice;

•	issuing or selling interests in pools of assets that a bank could hold directly;

•	underwriting, dealing in or making markets in securities; and

•	engaging within the United States in any activity that a bank holding company could engage in outside of the United States, if the Federal Reserve has found that the activity was usual in connection with banking or other financial operations internationally.

Regulation of the Bank

As a state-chartered bank, the Bank is examined and regulated by the Federal Deposit Insurance Corporation (“FDIC”) and the Georgia Department.

The major functions of the FDIC with respect to insured banks include paying depositors to the extent provided by law in the event an insured bank is closed without adequately providing for payment of the claim of depositors, acting as a receiver of state banks placed in receivership when so appointed by state authorities, and preventing the continuance or development of unsound and unsafe banking practices. In addition, the FDIC also approves conversions, mergers, consolidations, and assumption of deposit liability transactions between insured banks and noninsured banks or institutions to prevent capital or surplus diminution in such transactions where the resulting, continued or assumed bank is an insured nonmember state bank.

Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Bank Holding Company Act on any extension of credit to the bank holding company or any of its subsidiaries, on investment in the stock or other securities thereof and on the taking of such stock or securities as collateral for loans to any borrower. In addition, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in-arrangements in connection with any extension of credit or provision of any property or services.

The Georgia Department regulates all areas of the banks banking operations, including mergers, establishment of branches, loans, interest rates, and reserves. The Bank must have the approval of the Commissioner to pay cash dividends, unless at the time of such payment:

1. the total classified assets at the most recent examination of such bank do not exceed 80% of Tier 1 capital plus Allowance for Loan Losses as reflected at such examination;

2. the aggregate amount of dividends declared or anticipated to be declared in the calendar year does not exceed 50% of the net profits, after taxes but before dividends, for the pervious calendar year; and

3. the ratio of Tier 1 Capital to Adjusted Total Assets shall not be less than six (6) percent.

The Bank is also subject to State of Georgia banking and usury laws restricting the amount of interest which it may charge in making loans or other extensions of credit.

Expansion through Branching, Merger or Consolidation

With respect to expansion, the Bank was previously prohibited from establishing branch offices or facilities outside of the county in which its main office was located, except:

(i)	in adjacent counties in certain situations, or

(ii)	by means of merger or consolidation with a bank which has been in existence for at least five years.

In addition, in the case of a merger or consolidation, the acquiring bank must have been in existence for at least 24 months prior to the merger. However, effective July 1, 1996, Georgia permits the subsidiary bank(s) of any bank holding company then engaged in the banking business in the State of Georgia to establish, de novo, upon receipt of required regulatory approval, an aggregate of up to three additional branch banks in any county within the State of Georgia. Effective July 1, 1998, this same Georgia law permits, with required regulatory approval, the establishment of de novo branches in an unlimited number of counties within the State of Georgia by the subsidiary bank(s) of bank holding companies then engaged in the banking business in the State of Georgia. This law may result in increased competition in the Bank’s market area.

Capital Requirements

The FDIC adopted risk-based capital guidelines that went into effect on December 31, 1990 for all FDIC insured state chartered banks that are not members of the Federal Reserve System. Beginning December 31, 1992, all banks were required to maintain a minimum ratio of total capital to risk weighted assets of eight (8) percent of which at least four (4) percent must consist of Tier 1 capital. Tier 1 capital of state chartered banks (as defined by the regulation) generally consists of: (i) common stockholders equity; (ii) qualifying noncumulative perpetual preferred stock and related surplus; and (iii) minority interests in the equity accounts of consolidated subsidiaries. In addition, the FDIC adopted a minimum ratio of Tier 1 capital to total assets of banks, referred to as the leverage capital ratio of three (3) percent if the FDIC determines that the institution is not anticipating or experiencing significant growth and has well-diversified risk, including no undue interest rate exposure, excellent asset quality, high liquidity, good earnings and, in general is considered a strong banking organization, rated Composite “1” under the Uniform Financial Institutions Rating System (the CAMEL rating system) established by the Federal Financial Institutions Examination Council. All other financial institutions are required to maintain leverage ratio of four (4) percent.

Effective October 1, 1998, the FDIC amended its risk-based and leverage capital rules as follows: (1) all servicing assets and purchase credit card relationships (“PCCRs”) that are included in capital are each subject to a ninety (90) percent of fair value limitation (also known as a “ten (10) percent haircut”); (2) the aggregate amount of all servicing assets and PCCRs included in capital cannot excess 100% of Tier I capital; (3) the aggregate amount of nonmortgage servicing assets (“NMSAs”) and PCCRS included in capital cannot exceed 25% of Tier 1 capital; and (4) all other intangible assets (other than qualifying PCCRS) must be deducted from Tier 1 capital.

Amounts of servicing assets and PCCRs in excess of the amounts allowable must be deducted in determining Tier 1 capital. Interest-only Strips receivable, whether or not in security form, are not subject to any regulatory capital limitation under the amended rule.

FDIC Insurance Assessments

The Federal Deposit Insurance Corporation Improvement Act of 1991 (“FIDICIA”), enacted in December, 1991, provided for a number of reforms relating to the safety and soundness of the deposit insurance system, supervision of domestic and foreign depository institutions and improvement of accounting standards. One aspect of the Act is the requirement that banks will have to meet certain safety and soundness standards. In order to comply with the Act, the Federal Reserve and the FDIC implemented regulations defining operational and managerial standards relating to internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth, director and officer compensation, fees and benefits, asset quality, earnings and stock valuation.

The regulations provide for a risk based premium system which requires higher assessment rates for banks which the FDIC determines pose greater risks to the Bank Insurance Fund (“BIF”). Under the regulations, banks pay an assessment depending upon risk classification.

To arrive at risk-based assessments, the FDIC places each bank in one of nine risk categories using a two step process based on capital ratios and on other relevant information. Each bank is assigned to one of three groups: (i) well capitalized, (ii)

adequately capitalized, or (iii) under capitalized, based on its capital ratios. The FDIC also assigned each bank to one of three subgroups based upon an evaluation of the risk posed by the bank. The three subgroups include (i) banks that are financially sound with only a few minor weaknesses, (ii) banks with weaknesses which, if not corrected, could result in significant deterioration of the bank and increased risk to the BIF, and (iii) those banks that pose a substantial probability of loss to the BIF unless corrective action is taken. FDICIA imposes progressively more restrictive constraints on operations management and capital distributions depending on the category in which an institution is classified. As of December 31, 2005, the Bank met the definition of a well-capitalized institution, and will be assessed accordingly for 2005.

Under FDICIA insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

Federal Deposit Insurance Reform Act

Congress passed the Federal Deposit Insurance Reform Act at the beginning of February 2006. Among other things, this new law will merge BIF and SAIF during 2006. Deposits will remain insured up to a maximum of $100,000 but will be adjusted every five years based on inflation. Retirement accounts will be insured up to $250,000, and a bank that is less than adequately capitalized will not be able to accept employee benefit deposits. This law also changes the way FDIC insurance assessments and credits are calculated and it also authorized the FDIC to revise is risk-based deposit insurance assessment program.

Community Reinvestment Act

The Company and the Bank are subject to the provisions of the Community Reinvestment Act of 1977, as amended (the “CRA”) and the federal banking agencies’ regulations issued thereunder. Under the CRA, all banks and thrifts have a continuing and affirmative obligation, consistent with its safe and sound operation to help meet the credit needs for their entire communities, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA.

The CRA requires a depository institution’s primary federal regulator, in connection with its examination of the institution, to assess the institution’s record of assessing and meeting the credit needs of the community served by that institution, including low- and moderate-income neighborhoods. The regulatory agency’s assessment of the institution’s record is made available to the public. In the case of a bank holding company applying for approval to acquire a bank or other bank holding company, the Federal Reserve will assess the records of each subsidiary depository institution of the applicant bank holding company, and such records may be the basis for denying the application.

The evaluation system used to judge an institution’s CRA performance consists of three tests: (1) a lending test; (2) an investment test; and (3) a service test. Each of these tests will be applied by the institution’s primary federal regulator taking into account such factors as: (i) demographic data about the community; (ii) the institution’s capacity and constraints; (iii) the institution’s product offerings and business strategy; and (iv) data on the prior performance of the institution and similarly-situated lenders.

In addition, a financial institution will have the option of having its CRA performance evaluated based on a strategic plan of up to five years in length that it had developed in cooperation with local community groups. In order to be rated under a strategic plan, the institution will be required to obtain the prior approval of its federal regulator.

The interagency CRA regulations provide that an institution evaluated under a given test will receive one of five ratings for the test: (1) outstanding; (2) high satisfactory; (3) low satisfactory; (4) needs to improve; and (5) substantial noncompliance. An institution will receive a certain number of points for its rating on each test, and the points are combined to produce an overall composite rating. Evidence of discriminatory or other illegal credit practices would adversely affect an institution’s overall rating. As a result of the Bank’s most recent CRA examination, the Bank received a “satisfactory” CRA rating.

Proposed Legislation

Legislation is regularly considered and adopted by both the United States Congress and the Georgia General Assembly. Such legislation could result in regulatory changes and changes in competitive relationships for banks and bank holding companies. The effect of such legislation on the business of the Company and the Bank cannot be predicted.

Commercial Real Estate Lending and Concentrations

On January 10, 2006, the federal bank regulatory agencies released proposed guidance on “Concentration in Commercial Real Estate Lending” (the “Guidance”). This proposal defines commercial real estate (“CRE”) loans as exposures secured by raw land, land development and construction (including 1-4 family residential construction), multi-family property, and non-farm nonresidential property where the primary or a significant source of repayment is derived from rental income associated with the property (that is, loans for which 50% or more of the source of repayment comes from third party, non-affiliated, rental income) or the proceeds of the sale, refinancing, or permanent financing of the property. Loans to REITs and unsecured loans to developers that closely correlate to the inherent risks in CRE markets would also be considered CRE loans under the Guidance. Loans on owner occupied CRE are generally excluded from the Guidance.

The Guidance is triggered where either:

•	Total reported loans for construction, land development, and other land represent 100% or more of the bank’s total capital; or

•	Total reported loans secured by multifamily and nonfarm nonresidential properties and loans for construction, land development, and other land represent 300% or more of the bank’s total capital.

The requirements of the Guidance may also be triggered where the bank has had a sharp increase in CRE lending or has significant concentrations of CRE secured by a particular property type. Banks that are subject to the Guidance’s triggers will need to implement enhanced strategic planning, CRE underwriting policies, risk management and internal controls, portfolio stress testing, risk exposure limits, and other policies, including management compensation and incentives, to address the CRE risks. Higher allowances for loan losses and capital levels may also be appropriate.

The Company believes that the Guidance will be applicable to it because of the nature of the bank’s commercial real estate lending. For a summary of the Company’s loan concentrations, see Note 3 and Note 13 to the consolidated financial statements attached hereto. The Company plans to fully comply with all requirements of the Guidance when implemented.

Monetary Policy

The results of operations of the Company and the Bank are affected by credit policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and limitations on interest rates which member banks may pay on time and savings deposits. In view of the changing conditions in the foreign and national economy, as well as the effect of policies and actions taken by monetary and fiscal authorities, including the Federal Reserve, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Company.

Competition

The banking industry is highly competitive. Banks generally compete with other financial institutions through the banking products and services offered, the pricing of services, the level of service provided, the convenience and availability of services, and the degree of expertise and the personal manner in which services are offered. The Bank encounters competition from most of the financial institutions in the Bank’s primary service area. In the conduct of certain areas of its banking business, the Bank also competes with credit unions, consumer finance companies, insurance companies, money market mutual funds and other financial institutions, some of which are not subject to the same degree of regulation and restrictions imposed upon the Bank.

Management believes that competitive pricing and personalized service will provide it with a method to compete effectively in the primary service area.

ITEM 2. DESCRIPTION OF PROPERTY

The Company’s main offices are located at 562 Lee Street, S.W., Atlanta, Georgia 30310. The main office, which is owned by the Bank, consists of approximately 7,000 square feet, four drive-in windows and adjacent parking lot.

Banking operations are also conducted from a branch located at 2358 Cascade Road, Atlanta, Georgia 30311. This branch is owned by the Bank and has been in continuous operation since it opened in October 3, 1994. The branch is a single story building with approximately 3,000 square feet, one drive-in window and an adjacent parking lot.

The Bank maintains a branch at Hartsfield-Jackson International Airport. The Hartsfield branch has two teller windows and a customer service desk. The branch is approximately 475 square feet, and is open seven days a week. The Bank leases the space for the Hartsfield branch from the airport. With regard to the Hartsfield lease, see also Note 4 to Financial Statements, located in Item 7 of this Form 10-KSB, below.

The Bank maintains a branch it owns at 5674 Memorial Drive, Stone Mountain, Georgia 30083. The building is a two-story building with 4,706 square feet with a drive-in window. The Bank maintains an office it owns at 301 W. Oglethorpe Boulevard, Albany, Georgia 31707. It is a two-story building with 6,174 square feet and a drive-in window.

In January, 2003, the Bank purchased two parcels of land in downtown Savannah, Georgia, one with a 5,724 square foot building, the other across the street, an 1,820 square foot parking garage. The address for the office is 359 Martin Luther King, Jr. Boulevard, Savannah, Georgia 31401. The office opened in January, 2004 as a full-service banking location.

In July, 2004, the Bank purchased property in downtown Augusta, Georgia for a future branch site. The site contains a 5,000 square foot building previously operated as a Wachovia branch. The address is 1268 Broad Street, Augusta, Georgia 30901. The total purchase price was $525,000. The refurbishing cost is estimated at $8,000. The office opened in January, 2005 as a full-service banking location.

ITEM 3. LEGAL PROCEEDINGS

The Company’s nature of business is such that it ordinarily results in a certain amount of litigation. In the opinion of management for the Company, there is no litigation, except as described below, in which the outcome will have a material effect on the consolidated financial statements.

1. The Company is in litigation with another financial institution group (Plaintiff) with a similar name. The suit alleges the Company infringed on the Plaintiff’s federally registered trademarks. The Plaintiff seeks both damages and injunctive relief against the Company. The Company has asserted several defenses against the Plaintiff’s claims and has also asserted a counterclaim against the Plaintiff seeking injunctive relief and damages for the Plaintiff’s trademark usage within the Company’s trade area. The Company is pursuing its defenses and counterclaims. Management is unable to reasonably estimate the amount of liability which may be incurred if an adverse decision is rendered because it is dependent upon the interpretation by the court as to which party infringed the other party’s trademarks.

2. There is pending an action filed by the Commissioner of Insurance for the State of Georgia against multiple defendants, including Capitol City Bank & Trust Company, a subsidiary of Capitol City Bancshares, Inc., in the Superior Court of Fulton County, Civil Action Number 2005-CV-98868. The plaintiff seeks to recover from the Bank alleged preferential or fraudulent payments of approximately $400,000 made to the Bank by co-defendant Providers Direct Health Plan of Georgia, Inc. (“PDHP”) prior to PDHP going into receivership. The plaintiff also seeks to recover funds offset by the Bank of debts of PDHP from accounts held by it with the Bank totaling approximately $400,000. The plaintiff further alleges the Bank made fraudulent or negligent misrepresentations to the Department of Insurance regarding the capitalization of PDHP, and seeks to recover additional damages resulting from PDHP’s insolvency, alleged to be in excess of $5,000,000. In addition, some of the other defendants have asserted cross claims against the Bank, alleging that they relied on advice negligently furnished to them by the Bank and seeking to recover from the Bank any damages which the plaintiff may recover against them. The Bank disputes these allegations altogether and has asserted claims against eleven persons who benefited from the set-off and the alleged fraudulent transfers; however, the lawsuit could result in a large expenditure in attorney fees, costs of litigation, and the potential liability for damages as described above. The Company has accrued $200,000 in the event of an unfavorable outcome.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matter was submitted to a vote of the Company’s shareholders during the fourth quarter ended December 31, 2005.

PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The common stock of the Company is not traded in the over-the-counter market or on any stock exchange, nor is the Company’s common stock actively traded. There is thus no established trading market for the Company’s common stock. The Company has maintained records of share prices based on actual transactions when such information has been disclosed by persons either purchasing or selling the Company’s common stock. These records reflect prices for transactions in the Company’s common stock to the best knowledge of management.

The following table reflects the high and low trades of shares of the Company for each quarterly period during the last two years based on such limited available information.

YEAR	HIGH SELLING PRICE*	LOW SELLING PRICE*
2005
First Quarter	$6.00	$6.00
Second Quarter	$6.00	$6.00
Third Quarter	$6.00	$6.00
Fourth Quarter	$10.00	$6.00
2004
First Quarter	$4.50	$3.75
Second Quarter	$4.50	$3.75
Third Quarter	$4.50	$3.75
Fourth Quarter	$4.50	$3.75

*	Adjusted for a 4 for 1 stock split effective March 1, 2005.

As of December 31, 2005, the Company had approximately 1,138 shareholders of record of the Company’s common stock.

Under the Financial Institutions Code of Georgia, the Bank may from time to time declare and thereupon pay dividends on its outstanding shares in cash, property or its own shares unless, after giving effect to such distribution, the Bank would not be able to pay its debts as they become due in the usual course of business or the Bank would have insufficient cash market value assets to pay liabilities to depositors and other creditors. Moreover, the Bank may declare and pay dividends in cash or property only out of the retained earnings of the Bank, the Bank may not declare and pay dividends at any time the Bank does not have paid-in capital and appropriated retained earnings equal or exceeding 20% of its capital stock, the Bank may not declare and pay dividends in excess of 50% of net profits after taxes for the previous fiscal year without the prior approval of the Georgia Department of Banking and Finance. The Bank is also allowed to declare and pay dividends in authorized but unissued shares of its stock, provided there is transferred to capital stock an amount equal to the value of the shares distributed and provided further that after payment of the dividend the Bank continues to maintain required levels of paid-in capital and appropriated retained earnings. The Company paid dividends in 2005 of $0.06 per share.

On February 8, 2005, the Board of Directors of Capitol City Bancshares, Inc. (the “Company”) approved a four-for-one stock split of its common shares. The split entitled each shareholder of record at the close of business on March 1, 2005, to receive four shares for every one share of stock of the Company owned by the shareholder. The stock split was implemented and the stock was distributed in the form of a stock dividend.

ITEM 6. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General

The purpose of this discussion is to focus on information about our financial condition and results of operations which are not otherwise apparent from the consolidated financial statements included in this Annual Report. Reference should be made to those statements and the selected financial data presented elsewhere in this report for an understanding of the following discussion and analysis. Historical results of operations and any trends which may appear are not necessarily indicative of the results to be expected in future years.

Forward-Looking Statements

This annual report contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies, and our expectations. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates, general economic conditions, legislation and regulation, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of our loan or securities portfolio, demand for loan products, deposit flows, competition, demand for financial services in our market area, and accounting principles and guidelines. You should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We will not publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Summary

In 2005, we continued to expand into other markets as our Albany and Savannah, Georgia branches continued to grow in loans and deposits and we opened a branch in Augusta, Georgia.

During 2005, we continued to experience strong growth in total assets, total interest-earning assets, total loans and total deposits. As of December 31, 2005, we reported total assets of $241.1 million, an increase of 26.4% over 2004. Total interest-earning assets and total deposits increased by $47.8 million, or 26.68%, and $44.3 million, or 25.5%, respectively, as of December 31, 2005. Total loans increased by $32.3 million, or 23.1%, as compared to the same period in 2004. Net income for the year ended December 31, 2005 increased by $389,000 as compared to the year ended December 31, 2004.

Critical Accounting Policies

We have established policies to govern the application of accounting principles in the preparation of our financial statements. Our significant accounting policies are described in Note 1 to the Consolidated Financial Statements. Certain accounting policies involve assumptions and decisions by management which may have a material impact on the carrying value of certain assets and liabilities, and the results of operations. We consider these accounting policies to be our critical accounting policies. The assumptions and decisions used by management are based on current historical data as well as other factors which are believed to be reasonable considering the circumstances.

Allowance for Loan Losses

We believe the allowance for loan losses is a critical accounting policy that requires the most significant decisions and estimates used in the preparation of our consolidated financial statements. The allowance for loan losses represents management’s estimate of probable loan losses inherent in the loan portfolio.

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of loans in light of historical experience, the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, current economic conditions that may affect the borrower’s ability to pay, estimated value of underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A substantial portion of our loan portfolio is secured by commercial real estate and residential real estate, with a concentration in church loans. The majority of those loans are secured by real estate in our primary market areas. The ultimate collectibility of a substantial portion of our loan portfolio is susceptible to changes to market conditions in our primary market areas.

Liquidity and Capital Resources

Liquidity management involves the matching of the cash flow requirements of customers who may be either depositors desiring to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs and our ability to meet those needs. We seek to meet liquidity requirements primarily through management of federal funds sold, securities available for sale, Federal Home Loan Bank advances, monthly amortizing loans, and the repayment of maturing single payment loans. We also maintain relationships with correspondent banks which can provide funds on short notice.

Our liquidity and capital resources are monitored on a periodic basis by management and state and federal regulatory authorities. At December 31, 2005, our liquidity ratio was considered satisfactory. We review liquidity on a periodic basis to monitor and adjust liquidity as necessary. We have the ability to adjust liquidity by selling securities available for sale, selling participations in loans and accessing available funds through various borrowing arrangements with correspondent banks.

At December 31, 2005, our capital to asset ratios were considered well-capitalized based on guidelines established by regulatory authorities. During 2005, our total equity increased by $1.6 million. This increase consists of net income of $2.1 million, exercise of stock options and the related tax benefit of $213,000; offset by a decrease in accumulated other comprehensive income, net of tax, of $630,000 and dividends paid of $128,000. At December 31, 2005, our total stockholders’ equity amounted to approximately $13.4 million.

The primary source of funds available to the holding company is the payment of dividends by our subsidiaries. Banking regulations limit the amount of the dividends that may be paid by our bank subsidiary without prior approval of the Bank’s regulatory agency. Currently, approximately $1.2 million can be paid by the Bank to the holding company without regulatory approval. The payment of dividends is decided by the Board of Directors based on factors available to them at the time of declaration.

Banking regulations require us to maintain minimum capital levels in relation to assets. At December 31, 2005, the Company’s and Bank’s capital ratios were considered well capitalized based on regulatory minimum capital requirements. The minimum capital requirements and the actual capital ratios on a consolidated basis and for the Bank at December 31, 2005 are as follows:

	Company	Bank	Regulatory Requirements
Leverage capital ratio	7.33%	7.36%	4.00%
Risk-based capital ratios:
Tier 1 capital	8.82%	8.85%	4.00%
Total capital	10.24%	10.27%	8.00%

We are not aware of any other recommendations by the regulatory authorities, events or trends, which, if they were to be implemented, would have a material effect on our liquidity, capital resources, or operations.

Contractual Obligations and Off-Balance Sheet Commitments

The Bank, in the normal course of business, commits to extend credit in the form of letters of credit and lines of credit. The amount of outstanding loan commitments and letters of credit at December 31, 2005 and 2004 were $17.2 million and $17.0 million, respectively. Commitments to extend credit generally have fixed expiration dates or other termination provisions and may require payment of a fee. Since many of the commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

The following tables present the Company’s contractual obligations and commitments as of December 31, 2005.

	Payments Due After December 31, 2005
	Total	1 Year or Less	1-3 Years	4-5 Years	After 5 Years
	(Dollars in Thousands)
Note payable	$707	$71	$141	$141	$354
Company guaranteed trust-preferred securities	3,403	—	—	—	3,403

Total contractual cash obligations	$4,110	$71	$141	$141	$3,757

We did not have any material commitments for capital expenditures at December 31, 2005.

	Amount of Commitments per Period
	Total Amounts Committed	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years
	(Dollars in Thousands)
Other Contractual Commitments
Commitments to extend credit	$14,759	$11,334	$1,473	$687	$1,265
Customer letters of credit	2,409	994	—	1,415	—

Total commitments	$17,168	$12,328	$1,473	$2,102	$1,265

Effects of Inflation

The impact of inflation on banks differs from its impact on non-financial institutions. Banks, as financial intermediaries, have assets which are primarily monetary in nature and which tend to fluctuate in concert with inflation. A bank can reduce the impact of inflation if it can manage its rate sensitivity gap. This gap represents the difference between rate sensitive assets and rate sensitive liabilities. We, through our asset-liability committee, attempt to structure the assets and liabilities and manage the rate sensitivity gap, thereby seeking to minimize the potential effects of inflation. For information on the management of our interest rate sensitive assets and liabilities, see the “Asset/Liability Management” section.

BALANCE SHEETS

Total assets increased approximately $50.4 million or 26.4% from 2004 to 2005 compared to an increase of $53.6 million for the year ended December 31, 2004. The most significant increase was in total loans which increased by $32.3 million. Securities available for sale increased in 2005 by $17.4 million. Our loan to deposit ratio was 79.2% at December 31, 2005 compared to 80.7% at December 31, 2004.

The increase in assets was funded primarily by an increase in deposits of $44.3 million or 25.5% as compared to a $55.0 million increase in 2004. The net increase was made up of an increase in interest-bearing deposits of $37.5 million and an increase in noninterest-bearing deposits of $6.8 million. Time deposits of $100,000 or more increased during this same time period by $4.0 million, to $37.9 million. Noninterest-bearing deposits accounted for 15.1% and 15.0% of total deposits at December 31, 2005 and 2004, respectively. The significance of a high ratio of noninterest-bearing deposits to total deposits is a higher net interest spread and net interest margin. Brokered certificates of deposit increased $17.5 million to $33.8 million as of December 31, 2005.

Average total assets increased $58.8 million from 2004 to 2005. Average interest-earning assets increased $59.1 million from 2004 to 2005, including an increase in average total loans of $43.3 million. Average interest-bearing liabilities increased during the same period by $53.4 million from $120.7 to $174.1 million. These increases in average balances for the year ended December 31, 2005 reflect steady and consistent growth during the year. The increase in average total assets and loans for the year reflect increases of 37.0% and 38.1%, respectively. Comparison of average balances indicates a pattern of sustained growth for the year.

The specific economic and credit risks associated with our loan portfolio, especially the real estate portfolio, include, but are not limited to, a general downturn in the economy which could affect unemployment rates in our market areas, general real estate market deterioration, interest rate fluctuations, deteriorated collateral, title defects, inaccurate appraisals, and financial deterioration of borrowers. Construction and development lending can also present other specific risks to the lender such as whether developers can find builders to buy lots for home construction, whether the builders can obtain financing for the construction, whether the builders can sell the home to a buyer, and whether the buyer can obtain permanent financing. Currently, real estate values and employment trends in our market areas have remained stable. The general economy and loan demand declined slightly during 2001 and continued to decline throughout 2002. In 2003, the economy began to show signs of improvement which continued through 2004 and 2005. Our growth has not been significantly impacted by the previously mentioned economic conditions.

We constantly attempt to reduce economic and credit risks not only by adherence to loan to value guidelines, but also by investigating the creditworthiness of our borrowers and monitoring the borrower’s financial position. Also, we periodically review our lending policies and procedures to insure that we are complying with external rules and regulations as well as internal policies. State banking regulations limit exposure by prohibiting secured loan relationships that exceed 25% of our statutory capital and unsecured loan relationships that exceed 15% of statutory capital.

RESULTS OF OPERATIONS

Our profitability is determined by our ability to effectively manage interest income and expense, to minimize loan and securities losses, to generate noninterest income, and to control noninterest expense. Because interest rates are determined by market forces and economic conditions beyond our control, the ability to generate net interest income is dependent upon our ability to obtain an adequate spread between the rate earned on interest-earning assets and the rate paid on interest-bearing liabilities. Thus, the key performance measure for net interest income is the interest margin or net yield, which is net interest income divided by total average interest-earning assets. Interest-earning assets consist of interest-bearing deposits at other financial institutions, loans, securities, and federal funds sold. Interest-bearing liabilities consist of interest-bearing deposits, note payable, securities sold under repurchase agreements and trust preferred securities.

The yield on interest-earning assets increased by 62 basis points to 7.65% in 2005, as compared to 7.03% in 2004. The increase in the yield on interest-earning assets is primarily the result of the increase in average loans, which increased $43.3 million. Average loans represented 76.2% and 77.4% of total interest-earning assets at December 31, 2005 and 2004, respectively. Due to the increase in volume in interest-earning assets, we were able to increase our net interest income for the year ended December 31, 2005 as compared to the same period in 2004. The net effect on net interest income was an increase of $2.3 million, or 33.4% as compared to 2004. The net yield on average interest-earning assets decreased 23 basis points to 4.52% during 2005 from 4.75% during 2004 due in part to the increase in the yield on interest-bearing liabilities which increased 92 basis points to 3.70% in 2005 compared to 2.78% in 2004. The increase in the rate paid on interest-bearing liabilities is due to the increase of $17.5 million in brokered certificates of deposit as compared to December 31, 2004. Brokered deposits typically demand higher rates which has directly impacted our net interest margin. Brokered deposits are a secondary source of funding loan demand. The increase in the yield on interest-earning assets and rates paid on interest-bearing liabilities is impacted by the 200 basis point increase in Prime Rate since December 31, 2004.

The allowance for loan losses represents an allowance for potential losses in the loan portfolio. The provision for loan losses is a charge to operations which we determine is necessary to adequately fund the allowance for loan losses. The allowance is based on a number of factors including the growth of the loan portfolio, net charge-offs incurred, past experience, and our review and evaluation of potential losses in the loan portfolio. The provision for loan losses increased for the year ended December 31, 2005 from $604,000 to $775,000, or by $171,000. The increase in the provision for loan losses is due to the increase in total loans and increases in net charge-offs during 2005.

Total loan charge-offs increased by $214,000 from $194,000 in 2004 to $408,000 for the year ended 2005, and recoveries increased from $75,000 to $210,000, resulting in net charge-offs of $198,000 and $119,000 for the years ended December 31, 2005 and 2004, respectively. The increase in net charge-offs of $79,000 resulted in a net charge-off to average loans ratio of 0.13% in 2005 as compared to 0.10% in 2004.

Our allowance for loan loss was $2.8 million at December 31, 2005 compared to $2.2 million at December 31, 2004. The allowance as a percentage of total loans increased to 1.60% in 2005 as compared to 1.56% in 2004. As of December 31, 2005, there were $2.6 million of impaired loans as compared to $5.0 million in 2004. Impaired loans consist of non-accrual loans and we have determined that a valuation allowance of approximately $288,000 is required for these loans as of December 31, 2005. Due to collateral values on the underlying collateral, we do not anticipate significant additional losses related to identified impaired loans. Past due loans greater than 90 days and still accruing interest increased at December 31, 2005 as compared to 2004, from $5,000 to $944,000. In addition to non-accrual loans, the Company also has other real estate, which is considered a nonperforming asset. At December 31, 2005, the balance in other real estate was $3.0 million compared to $131,000 at December 31, 2004. This increase consists of two pieces of property which are being carried at fair value. Management does not anticipate any significant losses related to other real estate. Considering all these circumstances and the provisions for loan losses recognized in 2005, we believe that the allowance for loan losses is adequate to cover any potential losses in the loan portfolio at December 31, 2005.

Other income increased $175,000 or 6.9% in 2005 compared to an increase of $161,000 in 2004. Included in other income are service charges on deposit accounts which include monthly service charges on transaction accounts, insufficient funds charges, and other miscellaneous maintenance fees. Approximately 72% and 73% of the service charge income is generated from insufficient funds charges for the years ended December 31, 2005 and 2004, respectively. Mortgage origination income increased by $140,000 in 2005 as our mortgage company completed its third full year of operations.

Other expenses increased $1.7 million or 27.2% during 2005 compared to $988,000 in 2004. The increase is due partially to an increase in salaries and employee benefits of $548,000. The increase in salaries and employee benefits is due to increases in the number of full-time equivalent employees, cost of benefits, and annual salary increases. The number of employees increased in 2005 to 76 from 65. Other operating expenses increased $1.0 million in 2005 as compared to $511,000 in 2004. We continue to be a high volume, consumer oriented bank. This strategy continues to be beneficial to us in many ways; however, with high volume comes increased expenses, costs and operating losses. We closely monitor these activities and the related costs. The most significant increases in other expenses were increases of $258,000 in other losses and an increase of $105,000 in computer expenses for the year ended December 31, 2005. The increase in other losses is partially due to a $200,000 contingency for a lawsuit filed by the Commissioner of Insurance for the State of Georgia against multiple defendants, including the Company. Legal expenses increased $216,000 to $381,000 and included expenses incurred related to litigation involving a dispute with another financial institution over the legal name of our bank subsidiary as well as the aforementioned lawsuit.

During 2005, we recognized income tax expense of $983,000 compared to $771,000 in 2004. The effective tax rate was 31% for the years ended December 31, 2005 and 2004. We continue to invest in tax-free securities as a means of minimizing our tax expense.

SELECTED FINANCIAL INFORMATION AND STATISTICAL DATA

The tables and schedules on the following pages set forth certain significant financial information and statistical data with respect to: the distribution of assets, liabilities and stockholders’ equity; interest rates and interest differentials; interest rate sensitivity gap ratios; the security portfolio; the loan portfolio, including types of loans, maturities and sensitivities to changes in interest rates and risk elements; summary of the loan loss experience and allowance for loan losses; types of deposits; and the return on equity and assets.

Average Balances

The condensed average balance sheets for the periods included are presented below.(1)

	Years Ended December 31,
	2005	2004
	(Dollars in Thousands)
ASSETS

Cash and due from banks	$4,258	$4,726
Taxable securities	33,234	17,568
Nontaxable securities	11,970	13,112
Unrealized gains (losses) on securities available for sale	(176)	526
Federal funds sold	3,834	2,513
Loans (2)(3)	156,842	113,568
Allowance for loan losses	(2,128)	(1,600)
Other assets	9,869	8,528

	$217,703	$158,941

Total interest-earning assets	$205,880	$146,761

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Noninterest-bearing demand	$29,608	$25,460
Interest-bearing demand and savings	34,029	34,780
Time	134,810	80,682

Total deposits	198,447	140,922
Note payable	682	514
Securities sold under repurchase agreements	1,247	1,289
Company guaranteed trust preferred securities	3,403	3,403
Other liabilities	1,153	1,333

Total liabilities	204,932	147,461

Stockholders’ equity (4)	12,771	11,480

	$217,703	$158,941

Total interest-bearing liabilities	$174,171	$120,668

(1)	Average balances were determined using the daily average balances.

(2)	Nonaccrual loans of $4.4 million and $3.2 million are included in the average balances of loans for 2005 and 2004, respectively.
(3)	Loans are net of deferred loan fees and unearned interest.
(4)	Includes net unrealized gains (losses) on securities available for sale, net of tax.

Interest Income and Interest Expense

The following table sets forth the amount of our interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for total interest-earning assets and total interest-bearing liabilities, net interest spread and net yield on average interest-earning assets.

	Years Ended December 31,
	2005		2004
	Interest	Average Rate	Interest	Average Rate
	(Dollars in Thousands)
INTEREST INCOME:
Interest on loans(1)	$13,873	8.85%	$9,133	8.04%
Interest on taxable securities	1,299	3.91	638	3.63
Interest on nontaxable securities(2)	455	3.80	516	3.94
Interest on federal funds sold	117	3.05	34	1.35

Total interest income	15,744	7.65	10,321	7.03

INTEREST EXPENSE:
Interest on interest-bearing demand and savings deposits	761	2.24%	693	1.99%
Interest on time deposits	5,402	4.01	2,449	3.03
Interest on notes payable	39	5.72	21	4.08
Interest on securities sold under repurchase agreements	22	1.76	21	1.63
Interest on company guaranteed trust preferred securities	224	6.58	167	4.90

Total interest expense	6,448	3.70	3,351	2.78

NET INTEREST INCOME	$9,296		$6,970

Net interest spread		3.95%		4.25%

Net yield on average interest-earning assets		4.52%		4.75%

(1)	Interest on loans includes approximately $1.3 million and $1.2 million of loan fee income for the years ended December 31, 2005 and 2004, respectively.
(2)	Yields on nontaxable securities are not presented on a tax-equivalent basis.

Rate and Volume Analysis

The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected our interest income and expense during the year indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) change in volume (change in volume multiplied by old rate); (2) change in rate (change in rate multiplied by old volume); and (3) a combination of change in rate and change in volume. The changes in interest income and interest expense attributable to both volume and rate have been allocated proportionately to the change due to volume and the change due to rate.

	2005 vs. 2004 Changes Due To:		Increase (Decrease)
	Rate	Volume
	(Dollars in Thousands)
Increase (decrease) in:
Interest on loans	$991	$3,749	$4,740
Interest on taxable securities	52	609	661
Interest on nontaxable securities	(17)	(44)	(61)
Interest on federal funds sold	59	24	83

Total interest income	1,085	4,338	5,423

Interest on interest-bearing demand and savings deposits	84	(16)	68
Interest on time deposits	961	1,992	2,953
Interest on note payable	10	8	18
Interest on securities sold under repurchase agreements	2	(1)	1
Interest on company guaranteed trust preferred securities	57	—	57

Total interest expense	1,114	1,983	3,097

Net interest income	$(29)	$2,355	$2,326

Asset/Liability Management

Our objective is to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, and capital policies. Certain officers are charged with the responsibility for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix. It is the overall philosophy of management to support asset growth primarily through growth of core deposits of all categories deposited by individuals and corporations in our primary market area.

Our asset/liability mix is monitored on a regular basis. The objective of this policy is to monitor interest rate sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on earnings. An asset or liability is considered to be interest rate-sensitive if it will reprice or mature within the time period analyzed, usually one year or less. The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If our assets and liabilities were equally flexible and move concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

A simple interest rate “gap” analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Accordingly, we also evaluate how the repayment of particular assets and liabilities is impacted by changes in interest rates.

Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market rates, while interest rates on other types may lag behind changes in general market rates. In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as “interest rate caps and floors”) which limit the amount of changes in interest rates. Prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest rate gap. The ability of many borrowers to service their debts also may decrease during periods of rising interest rates.

Changes in interest rates also affect our liquidity position. We currently price deposits in response to market rates and it is our intention to continue this policy. If deposits are not priced in response to market rates, a loss of deposits could occur which would negatively affect our liquidity position.

At December 31, 2005, our cumulative one year interest rate sensitivity gap ratio was 167%. The Company’s targeted ratio is 80% to 120% in this time horizon. This indicates that our interest-earning assets will reprice during this period at a rate faster than our interest-bearing liabilities.

The following table sets forth the distribution of the repricing of our interest-earning assets and interest-bearing liabilities as of December 31, 2005, as well as the interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap, the interest rate sensitivity gap ratio (i.e., interest rate sensitive assets divided by interest rate sensitive liabilities) and the cumulative interest rate sensitivity gap ratio. The table also sets forth the time periods in which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of our customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times within such period and at different rates.

	Within Three Months	After Three Months But Within One Year	After One Year But Within Five Years	After Five Years	Total
	(Dollars in Thousands)
Interest-earning assets:
Interest-bearing deposits	$111	$—	$—	$—	$111
Federal funds sold	2,036	—	—	—	2,036
Securities available for sale	2,211	3,439	39,673	6,770	52,093
Restricted equity securities	378	—	—	—	378
Loans	122,431	17,059	29,508	3,506	172,504

	127,167	20,498	69,181	10,276	227,122

Interest-bearing liabilities:
Interest-bearing demand deposits and savings	33,543	—	—	—	33,543
Certificates, less than $100,000	7,655	13,047	92,864	—	113,566
Certificates, $100,000 and over	10,779	15,392	11,761	—	37,932
Note payable	707	—	—	—	707
Securities sold under repurchase agreements	4,000	—	—	—	4,000
Company guaranteed trust preferred securities	3,403	—	—	—	3,403

	60,087	28,439	104,625	—	$193,151

Interest rate sensitivity gap	$67,080	$(7,941)	$(35,444)	$10,276

Cumulative interest rate sensitivity gap	$67,080	$59,139	$23,695	$33,971

Interest rate sensitivity gap ratio	2.12	0.72	0.66

Cumulative interest rate sensitivity gap ratio	2.12	1.67	1.12	1.18

We have included all interest-bearing demand deposits and savings deposits in the three month maturity category because these deposits can be withdrawn immediately and reprice immediately. However, based on our experience, the majority of these deposits are expected to remain in the Bank regardless of interest rate movements.

We actively manage the mix of asset and liability maturities to control the effects of changes in the general level of interest rates on net interest income. Except for its effect on the general level of interest rates, inflation does not have a material impact on us due to the rate variability and short-term maturities of our earning assets. In particular, approximately 81% of the loan portfolio is comprised of loans that mature or reprice within one year.

SECURITIES PORTFOLIO

Types of Securities

The carrying value of securities at the dates indicated are summarized as follows:

	December 31,
	2005	2004
	(Dollars in Thousands)
U.S. Government and federal agencies	$37,182	$18,673
State and municipal securities	11,818	12,831
Other securities, including equity securities(1)	3,471	3,475

	$52,471	$34,979

(1)	For presentation purposes, the equity securities are not included in the maturity table below because they have no contractual date.

Maturities

The amounts of debt securities in each category as of December 31, 2005 are shown in the following table according to contractual maturity classifications (1) one year or less, (2) after one through five years, (3) after five through ten years and (4) greater than ten years.

	U.S. Government and federal agencies		State and Municipal Securities		Other Securities
	Amount	Yield (1)	Amount	Yield (1)(2)	Amount	Yield
	(Dollars in Thousands)
One year or less	$834	2.68%	$834	4.02%	$2,423	6.57%
After one through five years	13,524	3.67	7,727	3.75	517	6.48%
After five through ten years	2,815	3.69	2,495	3.78	—	—
Greater than ten years	20,009	4.22	762	4.30	103	7.83%

	$37,182	3.11%	$11,818	3.81%	$3,043	6.59%

(1)	Yields were computed using coupon interest, adding discount accretion or subtracting premium amortization, as appropriate, on a ratable basis over the life of each security.
(2)	Yields on state and municipal securities are not stated on a tax-equivalent basis.

For the purpose of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted-average contractual maturities of underlying collateral. The mortgage-backed securities may mature earlier than their weighted-average contractual maturities because of principal prepayments.

LOAN PORTFOLIO

Types of Loans

The amount of total loans outstanding at the indicated dates is shown in the following table according to type of loans.

	December 31,
	2005	2004
	(Dollars in Thousands)
Commercial	$28,884	$27,482
Real estate-construction	1,069	1,372
Real estate-mortgage	136,692	103,817
Consumer	6,730	8,270
Other	—	—

	$173,375	$140,941

As of December 31, 2005 and 2004, we had made no allocations of our allowance for loan losses to specific categories of loans. Based on our best estimate, the allocation of the allowance for loan losses to types of loans, as of the indicated dates, is as follows:

	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans
	(Dollars in Thousands)
Commercial	$1,529	16.66%	$1,434	19.50%
Real estate	519	79.46	384	74.63
Consumer installment and other	715	3.88	368	5.87

	$2,763	100.00%	$2,186	100.00%

Maturities and Sensitivities to Changes in Interest Rates

Total loans as of December 31, 2005 are shown in the following table according to maturity classifications (1) one year or less (2) after one through five years and (3) after five years.

Dollars in Thousands 2005
Commercial
One year or less	$12,762
After one through five years	13,344
After five years	2,778

$28,884

Construction
One year or less	$1,069
After one through five years	—
After five years	—

$1,069

Other
One year or less	$42,114
After one through five years	93,627
After five years	7,681

143,422

$173,375

The following table summarizes loans at December 31, 2005 with due dates after one year which have predetermined interest rates or floating or adjustable interest rates.

Dollars in Thousands
Predetermined interest rates	$30,105
Floating or adjustable interest rates	87,325

$117,430

Risk Elements

The following table presents, at the dates indicated, the aggregate of nonperforming loans for the categories indicated.

	December 31,
	2005	2004
	(Dollars in Thousands)
Loans accounted for on a nonaccrual basis	$2,556	$5,013

Installment loans and term loans contractually past due ninety days or more as to interest or principal payments and still accruing	944	5
Loans, the terms of which have been renegotiated to provide a reduction or deferral of interest or principal because of deterioration in the financial position of the borrower	—	—

Loans now current about which there are serious doubts as to the ability of the borrower to comply with present loan repayment terms	—	—

A loan is placed on nonaccrual status when, in the opinion of management, the collection of interest income is considered doubtful. Interest on loans that are classified as nonaccrual is recognized when received. In some cases, where borrowers are experiencing financial difficulties, loans may be restructured to provide terms significantly different from the original contractual terms.

The reduction in interest income associated with nonaccrual loans as of December 31, 2005 is as follows:

Interest income that would have been recorded on nonaccrual loans under original terms	$241,871
Interest income that was recorded on nonaccrual loans	$4,168

In the opinion of management, any loans classified by regulatory authorities as doubtful, substandard or special mention that have not been disclosed above do not (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources, or (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. Any loans classified by regulatory authorities as loss have been charged off.

SUMMARY OF LOAN LOSS EXPERIENCE

The provision for loan losses is created by direct charges to operations. Losses on loans are charged against the allowance in the period in which such loans, in management’s opinion, become uncollectible. Recoveries during the period are credited to this allowance. The factors that influence management’s judgment in determining the amount charged to operating expense are: composition of the loan portfolio, evaluation of possible future losses, current economic conditions, past experience, and other relevant factors. The allowance for loan losses is reviewed periodically and based on management’s evaluation of current risk characteristics of the loan portfolio, as well as the impact of prevailing and expected economic business conditions. Management considers the allowance for loan losses adequate to cover possible loan losses on the loans outstanding.

The following table summarizes average loan balances for each year determined using the daily average balances during the year; changes in the allowance for loan losses arising from loans charged off; additions to the allowance which have been recovered or charged to operating expense; and the ratio of net charge-offs during the year to average loans.

	December 31,
	2005	2004
	(Dollars in Thousands)
Average balance of loans outstanding	$156,842	$113,568

Balance of allowance for loan losses at beginning of year	$2,186	$1,701

Charge-offs:
Installment	(192)	(159)
Commercial	(56)	(7)
Real estate	(160)	(28)

	(408)	(194)

Recoveries:
Installment	72	50
Commercial	80	8
Real estate	58	17

	210	75

Net charge-offs	(198)	(119)

Addition to allowance charged to operating expenses	775	604

Balance of allowance for loan losses	$2,763	$2,186

Ratio of net loan charge-offs to average loans	0.13%	0.10%

DEPOSITS

Average amount of deposits and average rate paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand and savings deposits and time deposits, for the year indicated is presented below.

	Years Ended December 31,
	2005		2004
	Amount	Rate	Amount	Rate
	(Dollars in Thousands)
Noninterest-bearing demand	$29,608	—%	$25,460	—%
Interest-bearing demand and savings	34,029	2.24	34,780	1.99
Time deposits	134,810	4.01	80,682	3.03

Total	$198,447	3.65%	$140,922	2.72%

The following table presents the maturities of time deposits of $100,000 or more as of December 31, 2005 for the periods indicated.

(Dollars in Thousands)
Three months or less	$10,679
Over three through twelve months	15,492
Over twelve months	11,762

Total	$37,933

RETURN ON EQUITY AND ASSETS

The following table shows return on assets, return on equity, dividend payout ratio and stockholders’ equity to assets ratio for the years indicated.

	Year Ended December 31,
	2005	2004
Return on assets (1)	.98%	1.10%
Return on equity (2)	16.77	15.27
Dividend payout (3)	6.00	6.10
Equity to assets (4)	5.87	7.22

(1)	Net income divided by average total assets.
(2)	Net income divided by average equity.
(3)	Dividends declared per share of common stock divided by basic earnings per share.
(4)	Average equity divided by average total assets.

ITEM 7. FINANCIAL STATEMENTS

The following consolidated financial statements of the Registrant and its subsidiaries are included on Exhibit 99.1 of this Annual Report on Form 10-KSB:

Report of Independent Registered Public Accounting Firm on Financial Statements

Consolidated Balance Sheets - December 31, 2005 and 2004

Consolidated Statements of Income - December 31, 2005 and 2004

Consolidated Statements of Comprehensive Income - December 31, 2005 and 2004

Consolidated Statements of Stockholders’ Equity - December 31, 2005 and 2004

Consolidated Statements of Cash Flows - December 31, 2005 and 2004

Notes to Consolidated Financial Statements

Independent Registered Public Accounting Firm’s Report on Supplementary Information

Consolidating Balance Sheet - December 31, 2005

Consolidating Statement of Income - December 31, 2005

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 8A. CONTROLS AND PROCEDURES

As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our Chief Executive Officer and the Principal Financial and Accounting Officer, of the design and operation of our disclosure controls and procedures. Based on this evaluation, our Chief Executive Officer and Principal Financial and Accounting Officer concluded that our disclosure controls and procedures are effective.

ITEM 8B. OTHER INFORMATION

None.

PART III

ITEM 9. DIRECTORS AND PRINCIPAL OFFICERS OF THE REGISTRANT

Code of Ethics

Upon written request, the Company’s Code of Ethics Policy shall be furnished to shareholders without charge. Please direct your written request to Kevin Sharpe, Capitol City Bancshares, Inc., 562 Lee Street, S.W., Atlanta, Georgia 30311.

The remaining information required by this Item is incorporated by reference to the Company’s Definitive Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A within 120 days after the end of the fiscal year covered by this Annual Report.

ITEM 10. EXECUTIVE COMPENSATION

The information required by this Item is incorporated by reference to the Company’s Definitive Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A within 120 days after the end of the fiscal year covered by this Annual Report.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information required by this Item is incorporated by reference to the Company’s Definitive Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A within 120 days after the end of the fiscal year covered by this Annual Report.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information required by this Item is incorporated by reference to the Company’s Definitive Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A within 120 days after the end of the fiscal year covered by this Annual Report.

ITEM 13. EXHIBITS

(a)	The following documents are filed a part of this report:

2.1	Plan of Reorganization and Agreement of Merger, dated April 14, 1998, by and between Capitol City Bancshares, Inc., Capitol City Bank and Trust, and Capitol City Interim, Inc., which Agreement is included as Appendix “A” to the Proxy Statement included in this Registration Statement filed by Registrant on Form S-4 on September 30, 1998, Registration No. 333-64789 (incorporated by reference as Exhibit 2.1 to the Registrant’s 10-KSB filed on March 31, 1999).

3.1	Articles of Incorporation of Registrant (incorporated by reference as Exhibit 3.1 to the Registrant’s 10-KSB filed on March 31, 1999).

3.1(A)	Amendment to the Articles of Incorporation of Registrant (incorporated by reference as Exhibit 3.1(A) to the Registrant’s Annual Report on Form 10-KSB filed on March 31, 2005).

3.2	Bylaws of Registrant (incorporated by reference as Exhibit 3.2 to the Registrant’s 10-KSB filed on March 31, 1999).

10.1	Capitol City Bancshares, Inc. Stock Option Plan, executed July 13, 1999 (filed as Exhibit 10.1 to Capitol City Bancshares, Inc. Annual Report on Form 10-KSB, filed with the Commission on March 30, 2000 and incorporated herein by reference).

10.2	Stock Option Agreement under the Capitol City Bancshares, Inc. Stock Option Plan between Capitol City Bancshares, Inc. and George Andrews, executed July 13, 1999 (filed as Exhibit 10.2 to Capitol City Bancshares, Inc. Annual Report on Form 10-KSB, filed with the Commission on March 30, 2000 and incorporated herein by reference).

10.3	Stock Option Agreement under the Capitol City Bancshares, Inc. Stock Option Plan between Capitol City Bancshares, Inc. and J. Al Cochran, executed July 13, 1999 that is a sample of the option agreements issued to all directors (filed as Exhibit 10.3 to Capitol City Bancshares, Inc. Annual Report on Form 10-KSB, filed with the Commission on March 30, 2000 and incorporated herein by reference).

21.1	Subsidiaries of the Company.

23.1	Consent of Nichols Cauley & Associates, LLC.

24.1	Power of Attorney (on signature page).

31.1	Certification of the Registrant’s Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of the Registrant’s Principal Financial and Accounting Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	18 U.S.C. Section 1350 Certifications of the Registrant’s Chief Executive Officer and Principal Financial and Accounting Officer.

99.1	Consolidated Financial Statements.

ITEM 14. PRINCIPAL ACCOUNTANT’S FEES AND SERVICES

The information required by this Item is incorporated by reference to the Company’s Definitive Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A within 120 days after the end of the fiscal year covered by this Annual Report.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on March 31, 2006.

CAPITOL CITY BANCSHARES, INC.

BY:	/s/ George G. Andrews
GEORGE G. ANDREWS, PRESIDENT
AND CHIEF EXECUTIVE OFFICER

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George G. Andrews and J. Al Cochran, and each of them, his or her attorney-in-fact, each with full power of substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any amendment to this Annual Report on Form 10-KSB, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratifies and confirms all that said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons in the capacities indicated on March 31, 2006.

Signature	Title
/s/ George G. Andrews George G. Andrews	Director, President and Chief Executive Officer

/s/ Dr. Gloria Campbell-D’Hue Dr. Gloria Campbell-D’Hue	Director

/s/ J. Al Cochran J. Al Cochran	Director

/s/ Leon Goodrum Leon Goodrum	Chairman

/s/ Agnes H. Harper Agnes H. Harper	Director

/s/ Charles W. Harrison Charles W. Harrison	Director

[REMAINING SIGNATURES ON NEXT PAGE]

/s/ Robert A. Holmes Robert A. Holmes	Director

/s/ Moses M. Jones Moses M. Jones	Director

/s/ Marian S. Jordan Marian S. Jordan	Director

/s/ Kaneta R. Lott Kaneta R. Lott	Director

/s/ Donald F. Marshall Donald F. Marshall	Director

/s/ George C. Miller, Jr. George C. Miller, Jr.	Director

/s/ Elvin Mitchell, Sr. Elvin Mitchell, Sr.	Director

/s/ Roy W. Sweat Roy W. Sweat	Director

/s/ William Thomas William Thomas	Director

/s/ Cordy T. Vivian Cordy T. Vivian	Director

/s/ Kevin Sharpe Kevin Sharpe	Vice President, Risk Management (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
21.1	Subsidiaries of the Company

23.1	Consent of Nichols Cauley & Associates, LLC

31.1	Certification of the Registrant’s Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of the Registrant’s Principal Financial and Accounting Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	18 U.S.C. Section 1350 Certifications of the Registrant’s Chief Executive Officer and Principal Financial and Accounting Officer.

99.1	Consolidated Financial Statements

APPENDIX C

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND PLAN OF OPERATION

General

The purpose of this discussion is to focus on information about our financial condition and results of operations which are not otherwise apparent from the consolidated financial statements included in this Annual Report. Reference should be made to those statements and the selected financial data presented elsewhere in this report for an understanding of the following discussion and analysis. Historical results of operations and any trends which may appear are not necessarily indicative of the results to be expected in future years.

Forward-Looking Statements

This annual report contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies, and our expectations. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates, general economic conditions, legislation and regulation, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of our loan or securities portfolio, demand for loan products, deposit flows, competition, demand for financial services in our market area, and accounting principles and guidelines. You should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We will not publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Summary

In 2005, we continued to expand into other markets as our Albany and Savannah, Georgia branches continued to grow in loans and deposits and we opened a branch in Augusta, Georgia.

During 2005, we continued to experience strong growth in total assets, total interest-earning assets, total loans and total deposits. As of December 31, 2005, we reported total assets of $241.1 million, an increase of 26.4% over 2004. Total interest-earning assets and total deposits increased by $47.8 million, or 26.68%, and $44.3 million, or 25.5%, respectively, as of December 31, 2005. Total loans increased by $32.3 million, or 23.1%, as compared to the same period in 2004. Net income for the year ended December 31, 2005 increased by $389,000 as compared to the year ended December 31, 2004.

Critical Accounting Policies

We have established policies to govern the application of accounting principles in the preparation of our financial statements. Our significant accounting policies are described in Note 1 to the Consolidated Financial Statements. Certain accounting policies involve assumptions and decisions by management which may have a material impact on the carrying value of certain assets and liabilities, and the results of operations. We consider these accounting policies to be our critical accounting policies. The assumptions and decisions used by management are based on current historical data as well as other factors which are believed to be reasonable considering the circumstances.

Allowance for Loan Losses

We believe the allowance for loan losses is a critical accounting policy that requires the most significant decisions and estimates used in the preparation of our consolidated financial statements. The allowance for loan losses represents management’s estimate of probable loan losses inherent in the loan portfolio.

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of loans in light of historical experience, the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, current economic conditions that may affect the borrower’s ability to pay, estimated value of underlying collateral and prevailing economic conditions.

1

This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A substantial portion of our loan portfolio is secured by commercial real estate and residential real estate, with a concentration in church loans. The majority of those loans are secured by real estate in our primary market areas. The ultimate collectibility of a substantial portion of our loan portfolio is susceptible to changes to market conditions in our primary market areas.

Liquidity and Capital Resources

Liquidity management involves the matching of the cash flow requirements of customers who may be either depositors desiring to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs and our ability to meet those needs. We seek to meet liquidity requirements primarily through management of federal funds sold, securities available for sale, Federal Home Loan Bank advances, monthly amortizing loans, and the repayment of maturing single payment loans. We also maintain relationships with correspondent banks which can provide funds on short notice.

Our liquidity and capital resources are monitored on a periodic basis by management and state and federal regulatory authorities. At December 31, 2005, our liquidity ratio was considered satisfactory. We review liquidity on a periodic basis to monitor and adjust liquidity as necessary. We have the ability to adjust liquidity by selling securities available for sale, selling participations in loans and accessing available funds through various borrowing arrangements with correspondent banks.

At December 31, 2005, our capital to asset ratios were considered well-capitalized based on guidelines established by regulatory authorities. During 2005, our total equity increased by $1.6 million. This increase consists of net income of $2.1 million, exercise of stock options and the related tax benefit of $213,000; offset by a decrease in accumulated other comprehensive income, net of tax, of $630,000 and dividends paid of $128,000. At December 31, 2005, our total stockholders’ equity amounted to approximately $13.4 million.

The primary source of funds available to the holding company is the payment of dividends by our subsidiaries. Banking regulations limit the amount of the dividends that may be paid by our bank subsidiary without prior approval of the Bank’s regulatory agency. Currently, approximately $1.2 million can be paid by the Bank to the holding company without regulatory approval. The payment of dividends is decided by the Board of Directors based on factors available to them at the time of declaration.

Banking regulations require us to maintain minimum capital levels in relation to assets. At December 31, 2005, the Company’s and Bank’s capital ratios were considered well capitalized based on regulatory minimum capital requirements. The minimum capital requirements and the actual capital ratios on a consolidated basis and for the Bank at December 31, 2005 are as follows:

	Company	Bank	Regulatory Requirements
Leverage capital ratio	7.33%	7.36%	4.00%
Risk-based capital ratios:
Tier1 capital	8.82%	8.85%	4.00%
Total capital	10.24%	10.27%	8.00%

We are not aware of any other recommendations by the regulatory authorities, events or trends, which, if they were to be implemented, would have a material effect on our liquidity, capital resources, or operations.

Contractual Obligations and Off-Balance Sheet Commitments

The Bank, in the normal course of business, commits to extend credit in the form of letters of credit and lines of credit. The amount of outstanding loan commitments and letters of credit at December 31, 2005 and 2004 were $17.2 million and $17.0 million, respectively. Commitments to extend credit generally have fixed expiration dates or other termination provisions and may require payment of a fee. Since many of the commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

2

The following tables present the Company’s contractual obligations and commitments as of December 31, 2005.

	Payments Due After December 31, 2005
	Total	1 Year or Less	1-3 Years	4-5 Years	After 5 Years
	(Dollars in Thousands)
Note payable	$707	$71	$141	$141	$354
Company guaranteed trust-preferred securities	3,403	—	—	—	3,403

Total contractual cash obligations	$4,110	$71	$141	$141	$3,757

We did not have any material commitments for capital expenditures at December 31, 2005.

	Amount of Commitments per Period
	(Dollars in Thousands)
	Total Amounts Committed	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years
Other Contractual Commitments
Commitments to extend credit	$14,759	$11,334	$1,473	$687	$1,265
Customer letters of credit	2,409	994	—	1,415	—

Total commitments	$17,168	$12,328	$1,473	$2,102	$1,265

Effects of Inflation

The impact of inflation on banks differs from its impact on non-financial institutions. Banks, as financial intermediaries, have assets which are primarily monetary in nature and which tend to fluctuate in concert with inflation. A bank can reduce the impact of inflation if it can manage its rate sensitivity gap. This gap represents the difference between rate sensitive assets and rate sensitive liabilities. We, through our asset-liability committee, attempt to structure the assets and liabilities and manage the rate sensitivity gap, thereby seeking to minimize the potential effects of inflation. For information on the management of our interest rate sensitive assets and liabilities, see the “Asset/Liability Management” section.

BALANCE SHEETS

Total assets increased approximately $50.4 million or 26.4% from 2004 to 2005 compared to an increase of $53.6 million for the year ended December 31, 2004. The most significant increase was in total loans which increased by $32.3 million. Securities available for sale increased in 2005 by $17.4 million. Our loan to deposit ratio was 79.2% at December 31, 2005 compared to 80.7% at December 31, 2004.

The increase in assets was funded primarily by an increase in deposits of $44.3 million or 25.5% as compared to a $55.0 million increase in 2004. The net increase was made up of an increase in interest-bearing deposits of $37.5 million and an increase in noninterest-bearing deposits of $6.8 million. Time deposits of $100,000 or more increased during this same time period by $4.0 million, to $37.9 million. Noninterest-bearing deposits accounted for 15.1% and 15.0% of total deposits at December 31, 2005 and 2004, respectively. The significance of a high ratio of noninterest-bearing deposits to total deposits is a higher net interest spread and net interest margin. Brokered certificates of deposit increased $17.5 million to $33.8 million as of December 31, 2005.

Average total assets increased $58.8 million from 2004 to 2005. Average interest-earning assets increased $59.1 million from 2004 to 2005, including an increase in average total loans of $43.3 million. Average interest-bearing liabilities increased during the same period by $53.4 million from $120.7 to $174.1 million. These increases in average balances for the year ended December 31, 2005 reflect steady and consistent growth during the year. The increase in average total assets and loans for the year reflect increases of 37.0% and 38.1%, respectively. Comparison of average balances indicates a pattern of sustained growth for the year.

The specific economic and credit risks associated with our loan portfolio, especially the real estate portfolio, include, but are not limited to, a general downturn in the economy which could affect unemployment rates in our market areas, general real estate market deterioration, interest rate fluctuations, deteriorated collateral, title defects, inaccurate appraisals, and financial deterioration of borrowers. Construction and development lending can also present other specific risks to the lender such as whether developers can find builders to buy lots for home construction, whether the builders can obtain financing for the construction, whether the builders can sell the home to a buyer, and whether the buyer can obtain permanent financing. Currently, real estate values and employment

3

trends in our market areas have remained stable. The general economy and loan demand declined slightly during 2001 and continued to decline throughout 2002. In 2003, the economy began to show signs of improvement which continued through 2004 and 2005. Our growth has not been significantly impacted by the previously mentioned economic conditions.

We constantly attempt to reduce economic and credit risks not only by adherence to loan to value guidelines, but also by investigating the creditworthiness of our borrowers and monitoring the borrower’s financial position. Also, we periodically review our lending policies and procedures to insure that we are complying with external rules and regulations as well as internal policies. State banking regulations limit exposure by prohibiting secured loan relationships that exceed 25% of our statutory capital and unsecured loan relationships that exceed 15% of statutory capital.

RESULTS OF OPERATIONS

Our profitability is determined by our ability to effectively manage interest income and expense, to minimize loan and securities losses, to generate noninterest income, and to control noninterest expense. Because interest rates are determined by market forces and economic conditions beyond our control, the ability to generate net interest income is dependent upon our ability to obtain an adequate spread between the rate earned on interest-earning assets and the rate paid on interest-bearing liabilities. Thus, the key performance measure for net interest income is the interest margin or net yield, which is net interest income divided by total average interest-earning assets. Interest-earning assets consist of interest-bearing deposits at other financial institutions, loans, securities, and federal funds sold. Interest-bearing liabilities consist of interest-bearing deposits, note payable, securities sold under repurchase agreements and trust preferred securities.

The yield on interest-earning assets increased by 62 basis points to 7.65% in 2005, as compared to 7.03% in 2004. The increase in the yield on interest-earning assets is primarily the result of the increase in average loans, which increased $43.3 million. Average loans represented 76.2% and 77.4% of total interest-earning assets at December 31, 2005 and 2004, respectively. Due to the increase in volume in interest-earning assets, we were able to increase our net interest income for the year ended December 31, 2005 as compared to the same period in 2004. The net effect on net interest income was an increase of $2.3 million, or 33.4% as compared to 2004. The net yield on average interest-earning assets decreased 23 basis points to 4.52% during 2005 from 4.75% during 2004 due in part to the increase in the yield on interest-bearing liabilities which increased 92 basis points to 3.70% in 2005 compared to 2.78% in 2004. The increase in the rate paid on interest-bearing liabilities is due to the increase of $17.5 million in brokered certificates of deposit as compared to December 31, 2004. Brokered deposits typically demand higher rates which has directly impacted our net interest margin. Brokered deposits are a secondary source of funding loan demand. The increase in the yield on interest-earning assets and rates paid on interest-bearing liabilities is impacted by the 200 basis point increase in Prime Rate since December 31, 2004.

The allowance for loan losses represents an allowance for potential losses in the loan portfolio. The provision for loan losses is a charge to operations which we determine is necessary to adequately fund the allowance for loan losses. The allowance is based on a number of factors including the growth of the loan portfolio, net charge-offs incurred, past experience, and our review and evaluation of potential losses in the loan portfolio. The provision for loan losses increased for the year ended December 31, 2005 from $604,000 to $775,000, or by $171,000. The increase in the provision for loan losses is due to the increase in total loans and increases in net charge-offs during 2005.

Total loan charge-offs increased by $214,000 from $194,000 in 2004 to $408,000 for the year ended 2005, and recoveries increased from $75,000 to $210,000, resulting in net charge-offs of $198,000 and $119,000 for the years ended December 31, 2005 and 2004, respectively. The increase in net charge-offs of $79,000 resulted in a net charge-off to average loans ratio of 0.13% in 2005 as compared to 0.10% in 2004.

Our allowance for loan loss was $2.8 million at December 31, 2005 compared to $2.2 million at December 31, 2004. The allowance as a percentage of total loans increased to 1.60% in 2005 as compared to 1.56% in 2004. As of December 31, 2005, there were $2.6 million of impaired loans as compared to $5.0 million in 2004. Impaired loans consist of non-accrual loans and we have determined that a valuation allowance of approximately $288,000 is required for these loans as of December 31, 2005. Due to collateral values on the underlying collateral, we do not anticipate significant additional losses related to identified impaired loans. Past due loans greater than 90 days and still accruing interest increased at December 31, 2005 as compared to 2004, from $5,000 to $944,000. In addition to non-accrual loans, the Company also has other real estate, which is considered a nonperforming asset. At December 31, 2005, the balance in other real estate was $3.0 million compared to $131,000 at December 31, 2004. This increase consists of two pieces of property which are being carried at fair value. Management does not anticipate any significant losses related to other real estate. Considering all these circumstances and the provisions for loan losses recognized in 2005, we believe that the allowance for loan losses is adequate to cover any potential losses in the loan portfolio at December 31, 2005.

Other income increased $175,000 or 6.9% in 2005 compared to an increase of $161,000 in 2004. Included in other income are service charges on deposit accounts which include monthly service charges on transaction accounts, insufficient funds charges, and other miscellaneous maintenance fees. Approximately 72% and 73% of the service charge income is generated from insufficient funds charges for the years ended December 31, 2005 and 2004, respectively. Mortgage origination income increased by $140,000 in 2005 as our mortgage company completed its third full year of operations.

4

Other expenses increased $1.7 million or 27.2% during 2005 compared to $988,000 in 2004. The increase is due partially to an increase in salaries and employee benefits of $548,000. The increase in salaries and employee benefits is due to increases in the number of full-time equivalent employees, cost of benefits, and annual salary increases. The number of employees increased in 2005 to 76 from 65. Other operating expenses increased $1.0 million in 2005 as compared to $511,000 in 2004. We continue to be a high volume, consumer oriented bank. This strategy continues to be beneficial to us in many ways; however, with high volume comes increased expenses, costs and operating losses. We closely monitor these activities and the related costs. The most significant increases in other expenses were increases of $258,000 in other losses and an increase of $105,000 in computer expenses for the year ended December 31, 2005. The increase in other losses is partially due to a $200,000 contingency for a lawsuit filed by the Commissioner of Insurance for the State of Georgia against multiple defendants, including the Company. Legal expenses increased $216,000 to $381,000 and included expenses incurred related to litigation involving a dispute with another financial institution over the legal name of our bank subsidiary as well as the aforementioned lawsuit.

During 2005, we recognized income tax expense of $983,000 compared to $771,000 in 2004. The effective tax rate was 31% for the years ended December 31, 2005 and 2004. We continue to invest in tax-free securities as a means of minimizing our tax expense.

SELECTED FINANCIAL INFORMATION AND STATISTICAL DATA

The tables and schedules on the following pages set forth certain significant financial information and statistical data with respect to: the distribution of assets, liabilities and stockholders’ equity; interest rates and interest differentials; interest rate sensitivity gap ratios; the security portfolio; the loan portfolio, including types of loans, maturities and sensitivities to changes in interest rates and risk elements; summary of the loan loss experience and allowance for loan losses; types of deposits; and the return on equity and assets.

Average Balances

The condensed average balance sheets for the periods included are presented below.(1)

	Years Ended December 31,
	2005	2004
	(Dollars in Thousands)
ASSETS
Cash and due from banks	$4,258	$4,726
Taxable securities	33,234	17,568
Nontaxable securities	11,970	13,112
Unrealized gains (losses) on securities available for sale	(176)	526
Federal funds sold	3,834	2,513
Loans (2)(3)	156,842	113,568
Allowance for loan losses	(2,128)	(1,600)
Other assets	9,869	8,528

	$217,703	$158,941

Total interest-earning assets	$205,880	$146,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$29,608	$25,460
Interest-bearing demand and savings	34,029	34,780
Time	134,810	80,682

Total deposits	198,447	140,922
Note payable	682	514
Securities sold under repurchase agreements	1,247	1,289
Company guaranteed trust preferred securities	3,403	3,403
Other liabilities	1,153	1,333

Total liabilities	204,932	147,461

Stockholders’ equity (4)	12,771	11,480

	$217,703	$158,941

Total interest-bearing liabilities	$174,171	$120,668

(1)	Average balances were determined using the daily average balances.

5

(2)	Nonaccrual loans of $4.4 million and $3.2 million are included in the average balances of loans for 2005 and 2004, respectively.

(3)	Loans are net of deferred loan fees and unearned interest.

(4)	Includes net unrealized gains (losses) on securities available for sale, net of tax.

Interest Income and Interest Expense

The following table sets forth the amount of our interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for total interest-earning assets and total interest-bearing liabilities, net interest spread and net yield on average interest-earning assets.

	Years Ended December 31,
	2005		2004
	Interest	Average Rate	Interest	Average Rate
	(Dollars in Thousands)
INTEREST INCOME:
Interest on loans (1)	$13,873	8.85%	$9,133	8.04%
Interest on taxable securities	1,299	3.91	638	3.63
Interest on nontaxable securities (2)	455	3.80	516	3.94
Interest on federal funds sold	117	3.05	34	1.35

Total interest income	15,744	7.65	10,321	7.03

INTEREST EXPENSE:
Interest on interest-bearing demand and savings deposits	761	2.24%	693	1.99%
Interest on time deposits	5,402	4.01	2,449	3.03
Interest on notes payable	39	5.72	21	4.08
Interest on securities sold under repurchase agreements	22	1.76	21	1.63
Interest on company guaranteed trust preferred securities	224	6.58	167	4.90

Total interest expense	6,448	3.70	3,351	2.78

NET INTEREST INCOME	$9,296		$6,970

Net interest spread		3.95%		4.25%

Net yield on average interest-earning assets		4.52%		4.75%

(1)	Interest on loans includes approximately $1.3 million and $1.2 million of loan fee income for the years ended December 31, 2005 and 2004, respectively.

(2)	Yields on nontaxable securities are not presented on a tax-equivalent basis.

Rate and Volume Analysis

The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected our interest income and expense during the year indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) change in volume (change in volume multiplied by old rate); (2) change in rate (change in rate multiplied by old volume); and (3) a combination of change in rate and change in volume. The changes in interest income and interest expense attributable to both volume and rate have been allocated proportionately to the change due to volume and the change due to rate.

6

	2005 vs. 2004 Changes Due To:
	Rate	Volume	Increase (Decrease)
	(Dollars in Thousands)
Increase (decrease) in:
Interest on loans	$991	$3,749	$4,740
Interest on taxable securities	52	609	661
Interest on nontaxable securities	(17)	(44)	(61)
Interest on federal funds sold	59	24	83

Total interest income	1,085	4,338	5,423

Interest on interest-bearing demand and savings deposits	84	(16)	68
Interest on time deposits	961	1,992	2,953
Interest on note payable	10	8	18
Interest on securities sold under repurchase agreements	2	(1)	1
Interest on company guaranteed trust preferred securities	57	—	57

Total interest expense	1,114	1,983	3,097

Net interest income	$(29)	$2,355	$2,326

Asset/Liability Management

Our objective is to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, and capital policies. Certain officers are charged with the responsibility for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix. It is the overall philosophy of management to support asset growth primarily through growth of core deposits of all categories deposited by individuals and corporations in our primary market area.

Our asset/liability mix is monitored on a regular basis. The objective of this policy is to monitor interest rate sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on earnings. An asset or liability is considered to be interest rate-sensitive if it will reprice or mature within the time period analyzed, usually one year or less. The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If our assets and liabilities were equally flexible and move concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

A simple interest rate “gap” analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Accordingly, we also evaluate how the repayment of particular assets and liabilities is impacted by changes in interest rates.

Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market rates, while interest rates on other types may lag behind changes in general market rates. In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as “interest rate caps and floors”) which limit the amount of changes in interest rates. Prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest rate gap. The ability of many borrowers to service their debts also may decrease during periods of rising interest rates.

Changes in interest rates also affect our liquidity position. We currently price deposits in response to market rates and it is our intention to continue this policy. If deposits are not priced in response to market rates, a loss of deposits could occur which would negatively affect our liquidity position.

7

At December 31, 2005, our cumulative one year interest rate sensitivity gap ratio was 167%. The Company’s targeted ratio is 80% to 120% in this time horizon. This indicates that our interest-earning assets will reprice during this period at a rate faster than our interest-bearing liabilities.

The following table sets forth the distribution of the repricing of our interest-earning assets and interest-bearing liabilities as of December 31, 2005, as well as the interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap, the interest rate sensitivity gap ratio (i.e., interest rate sensitive assets divided by interest rate sensitive liabilities) and the cumulative interest rate sensitivity gap ratio. The table also sets forth the time periods in which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of our customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times within such period and at different rates.

	Within Three Months	After Three Months But Within One Year	After One Year But Within Five Years	After Five Years	Total
		(Dollars in Thousands)
Interest-earning assets:
Interest-bearing deposits	$111	$—	$—	$—	$111
Federal funds sold	2,036	—	—	—	2,036
Securities available for sale	2,211	3,439	39,673	6,770	52,093
Restricted equity securities	378	—	—	—	378
Loans	122,431	17,059	29,508	3,506	172,504

	127,167	20,498	69,181	10,276	227,122

Interest-bearing liabilities:
Interest-bearing demand deposits and savings	33,543	—	—	—	33,543
Certificates, less than
$100,000	7,655	13,047	92,864	—	113,566
Certificates, $100,000 and over	10,779	15,392	11,761	—	37,932
Note payable	707	—	—	—	707
Securities sold under repurchase agreements	4,000	—	—	—	4,000
Company guaranteed trust preferred securities	3,403	—	—	—	3,403

	60,087	28,439	104,625	—	$193,151

Interest rate sensitivity gap	$67,080	$(7,941)	$(35,444)	$10,276

Cumulative interest rate sensitivity gap	$67,080	$59,139	$23,695	$33,971

Interest rate sensitivity gap ratio	2.12	0.72	0.66

Cumulative interest rate
sensitivity gap ratio	2.12	1.67	1.12	1.18

8

We have included all interest-bearing demand deposits and savings deposits in the three month maturity category because these deposits can be withdrawn immediately and reprice immediately. However, based on our experience, the majority of these deposits are expected to remain in the Bank regardless of interest rate movements.

We actively manage the mix of asset and liability maturities to control the effects of changes in the general level of interest rates on net interest income. Except for its effect on the general level of interest rates, inflation does not have a material impact on us due to the rate variability and short-term maturities of our earning assets. In particular, approximately 81% of the loan portfolio is comprised of loans that mature or reprice within one year.

SECURITIES PORTFOLIO

Types of Securities

The carrying value of securities at the dates indicated are summarized as follows:

	December 31,
	2005	2004
	(Dollars in Thousands)
U.S. Government and federal agencies	$37,182	$18,673
State and municipal securities	11,818	12,831
Other securities, including equity securities(1)	3,471	3,475

	$52,471	$34,979

(1)	For presentation purposes, the equity securities are not included in the maturity table below because they have no contractual date.

Maturities

The amounts of debt securities in each category as of December 31, 2005 are shown in the following table according to contractual maturity classifications (1) one year or less, (2) after one through five years, (3) after five through ten years and (4) greater than ten years.

	U.S. Government and federal agencies		State and Municipal Securities		Other Securities
	Amount	Yield (1)	Amount	Yield (1)(2)	Amount	Yield
	(Dollars in Thousands)
One year or less	$834	2.68%	$834	4.02%	$2,423	6.57%
After one through five years	13,524	3.67	7,727	3.75	517	6.48%
After five through ten years	2,815	3.69	2,495	3.78	—	—
Greater than ten years	20,009	4.22	762	4.30	103	7.83%

	$37,182	3.11%	$11,818	3.81%	$3,043	6.59%

(1)	Yields were computed using coupon interest, adding discount accretion or subtracting premium amortization, as appropriate, on a ratable basis over the life of each security.

(2)	Yields on state and municipal securities are not stated on a tax-equivalent basis.

For the purpose of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted-average contractual maturities of underlying collateral. The mortgage-backed securities may mature earlier than their weighted-average contractual maturities because of principal prepayments.

9

LOAN PORTFOLIO

Types of Loans

The amount of total loans outstanding at the indicated dates is shown in the following table according to type of loans.

	December 31,
	2005	2004
	(Dollars in Thousands)
Commercial	$28,884	$27,482
Real estate-construction	1,069	1,372
Real estate-mortgage	136,692	103,817
Consumer	6,730	8,270
Other	—	—

	$173,375	$140,941

As of December 31, 2005 and 2004, we had made no allocations of our allowance for loan losses to specific categories of loans. Based on our best estimate, the allocation of the allowance for loan losses to types of loans, as of the indicated dates, is as follows:

	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans
	(Dollars in Thousands)
Commercial	$1,529	16.66%	$1,434	19.50%
Real estate	519	79.46	384	74.63
Consumer installment and other	715	3.88	368	5.87

	$2,763	100.00%	$2,186	100.00%

Maturities and Sensitivities to Changes in Interest Rates

Total loans as of December 31, 2005 are shown in the following table according to maturity classifications (1) one year or less (2) after one through five years and (3) after five years.

Dollars in Thousands 2005
Commercial
One year or less	$12,762
After one through five years	13,344
After five years	2,778

$28,884

Construction
One year or less	$1,069

After one through five years	—
After five years	—

$1,069

Other
One year or less	$42,114
After one through five years	93,627
After five years	7,681

143,422

$173,375

10

The following table summarizes loans at December 31, 2005 with due dates after one year which have predetermined interest rates or floating or adjustable interest rates.

Dollars in Thousands
Predetermined interest rates	$30,105
Floating or adjustable interest rates	87,325

$117,430

Risk Elements

The following table presents, at the dates indicated, the aggregate of nonperforming loans for the categories indicated.

	December 31,
	2005	2004
	(Dollars in Thousands)
Loans accounted for on a nonaccrual basis	$2,556	$5,013
Installment loans and term loans contractually past due ninety days or more as to interest or principal payments and still accruing	944	5
Loans, the terms of which have been renegotiated to provide a reduction or deferral of interest or principal because of deterioration in the financial position of the borrower	—	—
Loans now current about which there are serious doubts as to the ability of the borrower to comply with present loan repayment terms	—	—

A loan is placed on nonaccrual status when, in the opinion of management, the collection of interest income is considered doubtful. Interest on loans that are classified as nonaccrual is recognized when received. In some cases, where borrowers are experiencing financial difficulties, loans may be restructured to provide terms significantly different from the original contractual terms.

The reduction in interest income associated with nonaccrual loans as of December 31, 2005 is as follows:

Interest income that would have been recorded on nonaccrual loans under original terms	$241,871
Interest income that was recorded on nonaccrual loans	$4,168

In the opinion of management, any loans classified by regulatory authorities as doubtful, substandard or special mention that have not been disclosed above do not (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources, or (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. Any loans classified by regulatory authorities as loss have been charged off.

SUMMARY OF LOAN LOSS EXPERIENCE

The provision for loan losses is created by direct charges to operations. Losses on loans are charged against the allowance in the period in which such loans, in management’s opinion, become uncollectible. Recoveries during the period are credited to this allowance. The factors that influence management’s judgment in determining the amount charged to operating expense are: composition of the loan portfolio, evaluation of possible future losses, current economic conditions, past experience, and other relevant factors. The allowance for loan losses is reviewed periodically and based on management’s evaluation of current risk characteristics of the loan portfolio, as well as the impact of prevailing and expected economic business conditions. Management considers the allowance for loan losses adequate to cover possible loan losses on the loans outstanding.

11

The following table summarizes average loan balances for each year determined using the daily average balances during the year; changes in the allowance for loan losses arising from loans charged off; additions to the allowance which have been recovered or charged to operating expense; and the ratio of net charge-offs during the year to average loans.

	December 31,
	2005	2004
	(Dollars in Thousands)
Average balance of loans outstanding	$156,842	$113,568

Balance of allowance for loan losses at beginning of year	$2,186	$1,701

Charge-offs:
Installment	(192)	(159)
Commercial	(56)	(7)
Real estate	(160)	(28)

	(408)	(194)

Recoveries:
Installment	72	50
Commercial	80	8
Real estate	58	17

	210	75

Net charge-offs	(198)	(119)

Addition to allowance charged to operating expenses	775	604

Balance of allowance for loan losses	$2,763	$2,186

Ratio of net loan charge-offs to average loans	0.13%	0.10%

DEPOSITS

Average amount of deposits and average rate paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand and savings deposits and time deposits, for the year indicated is presented below.

	Years Ended December 31,
	2005		2004
	Amount	Rate	Amount	Rate
	(Dollars in Thousands)
Noninterest-bearing demand	$29,608	—%	$25,460	—%
Interest-bearing demand and savings	34,029	2.24	34,780	1.99
Time deposits	134,810	4.01	80,682	3.03

Total	$198,447	3.65%	$140,922	2.72%

The following table presents the maturities of time deposits of $100,000 or more as of December 31, 2005 for the periods indicated.

(Dollars in Thousands)
Three months or less	$10,679
Over three through twelve months	15,492
Over twelve months	11,762

Total	$37,933

12

RETURN ON EQUITY AND ASSETS

The following table shows return on assets, return on equity, dividend payout ratio and stockholders’ equity to assets ratio for the years indicated.

	Year Ended December 31,
	2005	2004
Return on assets (1)	.98%	1.10%
Return on equity (2)	16.77	15.27
Dividend payout (3)	6.00	6.10
Equity to assets (4)	5.87	7.22

(1)	Net income divided by average total assets.

(2)	Net income divided by average equity.

(3)	Dividends declared per share of common stock divided by basic earnings per share.

(4)	Average equity divided by average total assets.

13

APPENDIX D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 10-QSB

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2006

☐	TRANSITION REPORT UNDER 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission File Number: 000-25227

CAPITOL CITY BANCSHARES, INC.

(Exact name of small business issuer as specified in its charter)

Georgia	58 - 2452995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

562 Lee Street, S.W., Atlanta, Georgia 30311

(Address of principal executive office)

(404) 752-6067

(Issuer’s telephone number)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

State the number of shares outstanding of each of the issuer’s classes of common stock, as of August 1, 2006: 2,188,352; $1.50 par value

Transitional Small Business Disclosure Format    Yes  ☐    No  ☒

PART I - FINANCIAL INFORMATION

ITEM I. FINANCIAL STATEMENTS

CAPITOL CITY BANCSHARES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2006

(Unaudited)

Assets
Cash and due from banks	$5,087,687
Interest-bearing deposits at other financial institutions	19,596
Federal funds sold	3,980,000
Securities available for sale, at fair value	51,846,102
Restricted equity securities, at cost	481,000

Loans, net of unearned income	174,206,535
Less allowance for loan losses	2,925,207

Loans, net	171,281,328

Premises and equipment, net	9,153,114
Other real estate owned	485,121
Other assets	4,121,420

Total assets	$246,455,368

Liabilities and Stockholders’ Equity

Liabilities:
Deposits:
Noninterest-bearing	$31,590,750
Interest-bearing	192,048,937

Total deposits	223,639,687
Note payable	707,000
Securities sold under repurchase agreements	3,000,000
Company guaranteed trust preferred securities	3,403,000
Other liabilities	1,692,087

Total liabilities	232,441,774

Stockholders’ equity
Common stock, par value $1.50; 20,000,000 shares authorized; 2,188,352 shares issued and outstanding	3,282,528
Surplus	2,358,164
Retained earnings	9,181,890
Accumulated other comprehensive loss	(808,988)

Total stockholders’ equity	14,013,594

Total liabilities and stockholders’ equity	$246,455,368

The accompanying notes are an integral part of these consolidated financial statements.

3

CAPITOL CITY BANCSHARES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Interest income:
Loans, including fees	$4,292,361	$3,256,935	$8,237,342	$6,145,566
Securities:
Taxable	470,593	309,383	907,015	569,725
Nontaxable	98,307	113,614	205,303	230,029
Federal funds sold	35,435	14,444	76,157	53,022

Total interest income	4,896,696	3,694,376	9,425,817	6,998,342

Interest expense:
Deposits	2,027,088	1,430,828	3,919,721	2,748,373
Other borrowings	95,888	69,681	224,609	130,110

Total interest expense	2,122,976	1,500,509	4,144,330	2,878,483

Net interest income	2,773,720	2,193,867	5,281,487	4,119,859
Provision for loan losses	121,000	44,000	245,100	98,000

Net interest income after provision for loan losses	2,652,720	2,149,867	5,036,387	4,021,859

Other income:
Service charges on deposit accounts	507,310	507,791	968,753	979,706
Other fees and commissions	(5,756)	15,066	10,848	26,034
Mortgage origination income	45,705	49,571	77,385	91,695
Other operating income	42,674	84,885	87,692	182,575

Total other income	589,933	657,313	1,144,678	1,280,010

Other expenses:
Salaries and employee benefits	958,695	812,528	1,912,539	1,588,703
Occupancy and equipment expenses, net	311,616	230,090	571,731	457,464
Other operating expenses	1,240,910	1,053,642	2,293,405	1,885,673

Total other expenses	2,511,221	2,096,260	4,777,675	3,931,840

Income before income taxes	731,432	710,920	1,403,390	1,370,029

Income tax expense	227,949	198,368	430,450	409,856

Net income	503,483	512,552	972,940	960,173

Other comprehensive income (loss)
Unrealized gains (losses) on securities available for sale arising during period, net of tax	(242,288)	162,329	(362,544)	(224,929)

Comprehensive income	$261,195	$674,881	$610,396	$735,244

Basic earnings per common share	$0.23	$0.24	$0.45	$0.45

Diluted earnings per common share	$0.21	$0.22	$0.40	$0.42

Cash dividends declared per share of common stock	$0.07	$0.06	$0.07	$0.06

The accompanying notes are an integral part of these consolidated financial statements.

4

CAPITOL CITY BANCSHARES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(Unaudited)

	2006	2005
OPERATING ACTIVITIES
Net income	$972,940	$960,173
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	242,869	246,772
Provision for loan losses	245,100	98,000
Loss on sale of other real estate owned	—	37,453
Net other operating activities	(178,997)	(580,466)

Net cash provided by operating activities	1,281,912	761,932

INVESTING ACTIVITIES
Purchases of securities available for sale	(4,951,154)	(11,320,365)
Proceeds from maturities of securities available for sale	4,648,511	2,690,478
Net (increase) decrease in interest-bearing deposits	91,336	(4,850)
Net (increase) decrease in federal funds sold	(1,944,000)	2,833,000
Purchase of restricted equity securities	(102,600)	(103,900)
Net increase in loans	(1,775,932)	(17,115,417)
Proceeds from sale of other real estate owned	—	48,377
Purchase of premises and equipment	(231,278)	(268,708)

Net cash used in investing activities	(4,265,117)	(23,241,385)

FINANCING ACTIVITIES
Net increase in deposits	5,767,879	18,802,964
Net increase (decrease) in securities sold under repurchase agreements	(1,000,000)	3,500,000
Proceeds from note payable	—	50,000
Proceeds from exercise of stock options	50,000	—

Net cash provided by financing activities	4,817,879	22,352,964

Net increase (decrease) in cash and due from banks	1,834,674	(126,489)

Cash and due from banks, beginning of period	3,253,013	4,820,743

Cash and due from banks, end of period	$5,087,687	$4,694,254

NONCASH TRANSACTIONS
Principal balances of loans transferred to other real estate owned	$604,000	$197,000
Financed sales of other real estate owned	604,000	—
Transfer of other real estate owned to premises and equipment	2,518,407	—

The accompanying notes are an integral part of these consolidated financial statements.

5

CAPITOL CITY BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. BASIS OF PRESENTATION

The consolidated financial information included for Capitol City Bancshares, Inc. (the “Company”), Capitol City Bank & Trust Company (the “Bank”) and Capitol City Home Loans (the “Mortgage Company”) herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods. These statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

The results of operations for the three and six month periods ended June 30, 2006 are not necessarily indicative of the results to be expected for the full year.

NOTE 2. EARNINGS PER COMMON SHARE

Presented below is a summary of the components used to calculate basic and diluted earnings per common share for the three and six months ended June 30, 2006 and 2005.

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net income	$503,483	$512,552	$972,940	$960,173

Weighted average common shares outstanding	2,188,352	2,128,352	2,181,722	2,128,352
Net effect of the assumed exercise of stock options based on the treasury stock method using the average market price for the period	216,934	158,547	223,453	158,209

Total weighted average common shares and common stock equivalents outstanding	2,405,286	2,286,899	2,405,175	2,286,561

Diluted earnings per common share	$0.21	$0.22	$0.40	$0.42

6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3. STOCK BASED COMPENSATION

The Company has a stock option plan in which the Company can grant to directors, emeritus directors, and employees options for an aggregate of 638,400 shares of the Company’s stock. For incentive stock options, the option price shall be not less than the fair market value of such shares on the date the option is granted. If the optionee owns shares of the Company representing more than 10% of the total combined voting power, then the price shall not be less than 110% of the fair market value of such shares on the date the option is granted. With respect to nonqualified stock options, the option price shall be set at the Board’s sole and absolute discretion. The option period for all grants will not exceed ten years from the date of grant.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123 (revised 2004), entitled Share-Based Payment (“SFAS No. 123R”) which requires compensation costs related to share-based payment transactions to be recognized in the financial statements. This Statement eliminates the alternative to use Accounting Principles Board (“APB”) Opinion No. 25’s Accounting for Stock Issued to Employees intrinsic value method of accounting that was provided in Statement 123 as originally issued. Results for prior periods have not been restated.

Under APB Opinion No. 25, issuing stock options to employees generally resulted in recognition of no compensation cost. This statement requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). Recognition of that compensation cost helps users of financial statements to better understand the economic transactions affecting an entity.

Prior to the adoption of 123(R), the Company presented all tax benefits of deductions resulting from the exercise of stock options as operating cash flows in the Statements of Cash Flows. Statement 123(R) requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) to be classified as financing cash flows.

At December 31, 2004, all outstanding options were fully vested and there were no options granted during the three and six month periods ended June 30, 2006 and 2005. Therefore, there was no compensation cost related to share-based payments for the three and six months ended June 30, 2006 and no pro forma effect on net income for the three and six months ended June 30, 2005.

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The fair value of an option award will be estimated on the date of grant using the Black-Scholes-Merton option valuation model. Expected volatilities are based on a value calculated using the historical volatility of an appropriate industry sector index. The Company uses historical data to estimate option exercise, employee termination and forfeitures within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is estimated based on the short-cut method. The risk-free rate for periods within the estimated life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The following table represents stock option activity for the three and six months ended June 30, 2006:

	Three Months Ended June 30, 2006		Six Months Ended June 30, 2006
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Life
Options outstanding beginning of period	420,000	$2.68	440,000	$2.67
Options granted	—	—	—	—
Options exercised	—	—	20,000	2.50

Options outstanding end of period	420,000	2.68	420,000	2.68	3.5 Yrs

Outstanding exercisable end of period	420,000	2.68	420,000	2.68	3.5 Yrs

The range of option prices for options outstanding and exercisable at June 30, 2006 was $2.50 to $3.75.

Shares available for future stock options grants to employees and directors under existing plans were 158,400 at June 30, 2006. At June 30, 2006, the aggregate intrinsic value of options outstanding and exercisable was $3.1 million. Total intrinsic value of options exercised was $150,000 for the six months ended June 30, 2006. There were no options exercised in the second quarter of 2006.

NOTE 4. CONTINGENCIES

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company’s consolidated financial statements, except as discussed below.

As of June 30, 2006, the Company is in litigation with another financial institution group (Plaintiff) with a similar name. The suit alleges the Company infringed on the Plaintiff’s federally registered trademarks. The Plaintiff seeks both damages and injunctive relief against the Company. The Company has asserted several defenses against the Plaintiff’s claims and has also asserted a counterclaim against the Plaintiff seeking injunctive relief and damages for the Plaintiff’s trademark usage within the Company’s trade area. The Company is pursuing its defenses and counterclaims. Management is unable to reasonably estimate the

8

amount of liability which may be incurred if an adverse decision is rendered because it is dependent upon the interpretation by the court as to which party infringed the other party’s trademarks.

As of June 30, 2006, there is pending an action filed by the Commissioner of Insurance for the State of Georgia against multiple defendants, including Capitol City Bank & Trust Company, a subsidiary of Capitol City Bancshares, Inc., in the Superior Court of Fulton County, Civil Action Number 2005-CV-98868. The plaintiff seeks to recover from the Bank alleged preferential or fraudulent payments of approximately $400,000 made to the Bank by co-defendant Providers Direct Health Plan of Georgia, Inc. (“PDHP”) prior to PDHP going into receivership. The plaintiff also seeks to recover funds offset by the Bank of debts of PDHP from accounts held by it with the Bank totaling approximately $400,000. The plaintiff further alleges the Bank made fraudulent or negligent misrepresentations to the Department of Insurance regarding the capitalization of PDHP, and seeks to recover additional damages resulting from PDHP’s insolvency, alleged to be in excess of $5,000,000. In addition, some of the other defendants have asserted cross claims against the Bank, alleging that they relied on advice negligently furnished to them by the Bank and seeking to recover from the Bank any damages which the plaintiff may recover against them. The Bank disputes these allegations altogether and has asserted claims against eleven persons who benefited from the set-off and the alleged fraudulent transfers; however, the lawsuit could result in a large expenditure in attorney fees, costs of litigation, and the potential liability for damages as described above. The Company has accrued $200,000 in the event of an unfavorable outcome.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is management’s discussion and analysis of certain significant factors which have affected our financial position and operating results during the periods included in the accompanying consolidated financial statements.

FORWARD-LOOKING STATEMENTS

This quarterly report contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies, and our expectations. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates, general economic conditions, legislation and regulation, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of our loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, and accounting principles and guidelines. You should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We will not publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

9

CRITICAL ACCOUNTING POLICIES

We have established policies to govern the application of accounting principles in the preparation of our financial statements. Certain accounting policies involve assumptions and decisions by management which may have a material impact on the carrying value of certain assets and liabilities, and the results of our operations. We consider these accounting policies to be our critical accounting policies. The assumptions and decisions used by management are based on historical data and other factors which are believed to be reasonable considering the circumstances.

Allowance for loan losses. We believe the allowance for loan losses is a critical accounting policy that requires the most significant decisions and estimates used in the preparation of our financial statements. The allowance for loan losses represents management’s estimate of probable loan losses inherent in the loan portfolio.

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio, based on an evaluation of the collectibility of existing loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, concentrations, and current economic conditions that may affect the borrower’s ability to pay. This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions.

FINANCIAL CONDITION

Total assets increased during the first six months of 2006 by $5.4 million from $241.1 million to $246.5 million, or 2.24%. The growth was funded by increases in total deposits, which increased by $5.8 million, or 2.65%. The increase in total assets for the six months ended June 30, 2006 consisted primarily of an increase of $1.7 million in total loans and an increase of $1.9 million in federal funds sold. The loan to deposit ratio at June 30, 2006 was 78% compared to 79% at December 31, 2005.

Premises and equipment increased $2.5 million from $6.6 million to $9.2 million during the first six months of 2006. The increase consisted of a transfer of $2.5 million from other real estate owned, purchases of $231,000, offset by depreciation expense of $243,000. We intend to open a full service branch at this location.

Stockholders’ equity increased by $564,000 for the six months ended June 30, 2006. This net increase consisted of net income of $973,000 less dividends declared of $153,000, exercise of stock options and related tax benefit of $107,000, and a net increase in accumulated other comprehensive losses of $363,000.

10

LIQUIDITY

Liquidity management involves the matching of the cash flow requirements of customer withdrawals of funds and the funding of loan originations, and the ability of our subsidiary bank to meet those requirements. Management monitors and maintains appropriate levels of liquidity so that maturities of assets and deposit growth are such that adequate funds are provided to meet estimated customer withdrawals and loan requests.

At June 30, 2006, the Bank’s liquidity ratio of 22.75% was considered satisfactory in relation to regulatory guidelines and internal target ratios.

REGULATORY CAPITAL REQUIREMENTS

Banking regulations require us to maintain minimum capital levels in relation to assets. At June 30, 2006, the Bank’s capital ratios were considered well capitalized based on regulatory minimum capital requirements. The minimum capital requirements and the actual capital ratios for the Company and Bank at June 30, 2006 are as follows:

	Company	Bank	Regulatory Minimum Requirement
Leverage Capital Ratio	7.49%	7.56%	4.00%
Risk-Based Capital Ratios
Core Capital	9.22%	9.30%	4.00%
Total Capital	10.48%	10.55%	8.00%

We are not aware of any other recommendations by the regulatory authorities, events or trends, which, if they were to be implemented, would have a material effect on our liquidity, capital resources, or operations.

OFF BALANCE SHEET ARRANGEMENTS

Our financial statements do not reflect various commitments and contingent liabilities that arise in the normal course of business. These off-balance sheet financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are distributed or the instruments become payable. Our exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. We use the same credit policies in making commitments as we do for on-balance sheet instruments. Although these amounts do not necessarily represent future cash requirements, a summary of our commitments as of June 30, 2006 are as follows:

June 30, 2006
Commitments to extend credit	$13,634,000
Financial standby letters of credit	1,545,000
Other standby letters of credit	1,040,000

$16,219,000

11

RESULTS OF OPERATIONS

Three and Six Months Ended June 30, 2006 and 2005

Net Interest Income. Net interest income increased by $580,000 and $1.2 million for the three and six month periods ended June 30, 2006, respectively, compared to the same periods in 2005. The increase in net interest income for both periods ended June 30, 2006 is attributable to an increase in earning assets of $28.9 million as compared to June 30, 2005 combined with the spread maintained between rates earned on interest earning assets and rates paid on interest bearing liabilities. Total loans increased during this period by $17.3 million, which provide greater yields to the Company than any of the other interest earning assets. During this same period, total deposits increased by $30.8 million, which included an increase of $28.2 million in interest-bearing deposits and an increase of $2.6 million in non-interest bearing deposits.

The net interest margin increased to 4.72% at June 30, 2006 as compared to 4.41% at June 30, 2005. The yield on interest-earning assets increased to 8.43%, or 94 basis points, from June 30, 2005 to June 30, 2006. The rate paid on interest-bearing liabilities increased to 4.28%, or 78 basis points, for the same period. The increase in the rate paid on interest-bearing liabilities is due in part to the use of brokered certificates of deposit which typically demand higher rates. Brokered deposits totaling $31.6 million at June 30, 2006 are a secondary source of funding loan demand.

Provision for Loan Losses. The provision for loan losses is based on management’s evaluation of the economic environment, the history of charged off loans and recoveries, size and composition of the loan portfolio, nonperforming and past due loans, and other aspects of the loan portfolio. We review the allowance for loan loss on a quarterly basis and make provisions as necessary. A provision of $245,000 was made during the six month period ending June 30, 2006 as compared to a provision of $98,000 made during the six month period ending June 30, 2005. The allowance for loan loss as a percentage of total loans was 1.68%, 1.60%, and 1.34% at June 30, 2006, December 31, 2005 and June 30, 2005, respectively. Total nonaccrual loans decreased by $653,000, net charge-offs decreased by $92,000, and loans past due ninety days or more and still accruing decreased by $411,000 for the six months ended June 30, 2006 as compared to the same period in 2005. At December 31, 2005, nonaccrual loans and past due loans ninety days or more and still accruing were $2.6 million and $944,000, respectively. The increase in nonaccrual loans since December 31, 2005 is primarily due to two loans placed on nonaccrual in the first quarter totaling $2.5 million. We have allocated approximately $367,000 of our allowance for loan losses to these two loans as of June 30, 2006. Due to collateral values of the underlying collateral, we do not anticipate significant additional losses related to identified impaired loans. Management believes the allowance for loan loss at June 30, 2006 is adequate to absorb any foreseeable losses in the loan portfolio.

12

At June 30, 2006 and 2005, nonaccrual, past due and restructured loans were as follows:

	June 30, 2006	June 30, 2005
	(Dollars in thousands)
Total nonaccruing loans	$4,154	$4,807
Loans contractually past due ninety days or more as to interest or principal payments and still accruing	103	514
Restructured loans	—	—

It is our policy to discontinue the accrual of interest income when, in the opinion of management, collection of such interest becomes doubtful. This status is accorded such interest when (1) there is a significant deterioration in the financial condition of the borrower and full repayment of principal and interest is not expected and (2) the principal or interest is more than ninety days past due, unless the loan is both well-secured and in the process of collection. Accrual of interest on such loans is resumed when, in management’s judgment, the collection of interest and principal becomes probable.

Loans classified for regulatory purposes as loss, doubtful, substandard, or special mention that have not been included in the table above do not represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources. These classified loans do not represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

Information regarding certain loans and allowance for loan loss data for the six months ended June 30, 2006 and 2005 is as follows:

	Six Months Ended June 30,
	2006	2005
	(Dollars in thousands)
Average amount of loans outstanding	$168,814	$145,463

Balance of allowance for loan losses at beginning of period	$2,763	$2,186

Loans charged off
Commercial	(13)	(46)
Real estate	(73)	(160)
Installment	(31)	(125)

	(117)	(331)

Loans recovered
Commercial	23	76
Real estate	4	38
Installment	7	42

	34	156

Net charge-offs	(83)	(175)

Additions to allowance charged to operating expense during period	245	98

Balance of allowance for loan losses at end of period	$2,925	$2,109

Ratio of net loans charged-off during the period to average loans outstanding	.05%	.12%

13

Other Income. Other income decreased by $67,000 and $135,000 for the three and six months ended June 30, 2006, respectively, compared to the same periods in 2005. Service charges on deposit accounts include monthly service charges and non-sufficient funds (“NSF”) charges which account for 72% and 71% of the service charges on deposit accounts for the three and six months ended June 30, 2006, respectively. The amount of service charges fluctuates with the volume of transaction accounts and the volume of NSF activity.

Other Expenses. Other expenses increased by $415,000 and $846,000 for the three and six months ended June 30, 2006, respectively, as compared to the same periods in 2005. The increases consists of increases of $146,000 and $324,000 in salaries and employee benefits, $82,000 and $114,000 in occupancy and equipment expenses, and $187,000 and $408,000 in other operating expenses for the three and six month periods, respectively. The increase in salaries and employee benefits includes normal increases in salaries and benefits and an increase in the number of full-time equivalent employees. At June 30, 2006, the number of full-time equivalent employees was 89 compared to 75 at June 30, 2005. The most significant increase in other expenses was legal expenses which increased $286,000 to $502,000 at June 30, 2006 from $216,000 at June 30, 2005. Legal expenses included expenses incurred related to litigation involving a dispute with another financial institution over the legal name of our bank subsidiary as well as a lawsuit noted in Note 4 that was filed by the Commissioner of Insurance for the State of Georgia against multiple defendants, including the Company.

The mortgage company was formed in 2002 and currently originates loans which are table funded through independent investors. The net loss for the three and six months ended June 30, 2006 was $3,000 and $21,000, respectively, as compared to a loss of $3,000 and $10,000 for the three and six months ended June 30, 2005, respectively.

Income Taxes. Income tax expense increased by $30,000 and $21,000 for the three and six months ended June 30, 2006, respectively, as compared to the same periods in 2005. The effective tax rate for the six month periods in 2006 and 2005 was 31% and 30%, respectively. The effective tax rate is less than the statutory tax rate due to nontaxable interest income on securities.

Net Income. Net income increased by $13,000 for the six months ended June 30, 2006 and decreased $9,000 for the three months ended June 30, 2006 as compared to the same periods in 2005. The minimal change in net income during the first six months and second quarter of 2006 is primarily due to the increases in the provision for loan losses and other expenses as well as the decrease in other income offsetting the increases in net interest income for the same periods.

14

ITEM 3. CONTROLS AND PROCEDURES

As of the end of the period covered by this report, the Company carried out an evaluation under the supervision and with the participation of our Chief Executive Officer and the Principal Financial and Accounting Officer, of the design and operation of the Company’s disclosure controls and procedures. Based upon this evaluation, our Chief Executive Officer and the Principal Financial and Accounting Officer concluded that the Company’s disclosure controls and procedures are effective.

There have been no changes in the Company’s internal control over financial reporting in the period covered by this report that have materially affected, or are reasonably likely to materially affect, the Company’s internal controls over financial reporting.

15

PART II - Other Information

ITEM 1. LEGAL PROCEEDINGS

There have been no material developments in the legal proceedings previously reported in the Company’s Annual Report on Form 10-KSB (filed with the Commission on March 31, 2006) nor have any new reportable legal proceedings involving the Company been instituted.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the stockholders of Capitol City Bancshares, Inc. was held on June 27, 2006. A total of 1,339,197 of the shares issued and outstanding registered for the meeting either in person or by proxy. The results of the meeting were as follows:

Proposal 1: To elect the fifteen nominees to serve as directors for the following year.

Directors	For	Against	Abstain
George D. Andrews	1,339,197	0	0
Dr. Gloria Campbell D’Hue	1,339,197	0	0
J. Al Cochran	1,339,197	0	0
Leon Goodrum	1,339,197	0	0
Agnes H. Harper	1,339,197	0	0
Charles W. Harrison	1,339,197	0	0
Robert A. Holmes	1,339,197	0	0
Moses M. Jones	1,339,197	0	0
Marian S. Jordan	1,339,197	0	0
Kaneta R. Lott	1,339,197	0	0
Donald F. Marshall	1,339,197	0	0
Elvin Mitchell, Sr.	1,339,197	0	0
Roy W. Sweat	1,339,197	0	0
William Thomas	1,339,197	0	0
Cordy T. Vivian	1,339,197	0	0

Proposal 2: Approval of the Capitol City Bank 2006 Employee Stock Purchase Plan.

# Shares
For	1,339,197
Against	0
Abstained	0

16

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS

2.1	Plan of Reorganization and Agreement of Merger, dated April 14, 1998, by and between Capitol City Bancshares, Inc., Capitol City Bank and Trust, and Capitol City Interim, Inc., which Agreement is included as Appendix A to the Proxy Statement included in this Registration Statement filed by Registrant on Form S-4 on September 30, 1998, Registration No. 333-64789 (incorporated by reference as Exhibit 2.1 to the Registrant’s 10-KSB filed on March 31, 1999).

3.1	Articles of Incorporation of Registrant (incorporated by reference as Exhibit 3.1 to the Registrant’s 10-KSB filed on March 31, 1999).

3.1(A)	Amendment to the Articles of Incorporation of Registrant (incorporated by reference as Exhibit 3.1(A) to the Registrant’s Annual Report on Form 10-KSB filed on March 31, 2005).

3.2	Bylaws of Registrant (incorporated by reference as Exhibit 3.2 to the Registrant’s 10-KSB filed on March 31, 1999).

31.1	Section 302 Certification of Principal Executive Officer

31.2	Section 302 Certification of Principal Financial and Accounting Officer

32.1	Section 906 Certification of Principal Executive Officer

32.2	Section 906 Certification of Principal Financial and Accounting Officer

17

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPITOL CITY BANCSHARES, INC.

Date: August 14, 2006	/s/ George G. Andrews
George G. Andrews
CEO, President and Director

Date: August 14, 2006	/s/ Dane Alexander
Dane Alexander
Senior Vice President of Accounting and Financial Reporting (Principal Financial and Accounting Officer)

18

Preliminary

CAPITOL CITY BANCSHARES, INC.

562 Lee Street, S.W.

Atlanta, Georgia 30310

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and Proxy Statement and does hereby appoint George G. Andrews and Leon Goodrum and each of them, with full powers of substitution, as proxies of the undersigned, to represent the undersigned and to vote all shares of CAPITOL CITY BANCSHARES, INC. common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Capitol City Bancshares, Inc. to be held                              , 2006, at 5:00 p.m. local time, at 562 Lee Street, S.W., Atlanta, Georgia, and at any adjournment or postponement thereof, with all the powers (other than the power to revoke the proxy or vote in a manner not authorized by the exceeded form of proxy) which the undersigned would have if personally present at such meeting, to act in their discretion upon any other matter or matters which may properly be brought before the meeting, and to appear and vote all the share of common stock which the undersigned may be entitled to vote.

PROPOSAL 1:	TO APPROVE THE AMENDMENT OF THE ARTICLES OF INCORPORATION OF CAPITOL CITY BANCSHARES, INC.:

☐ For	☐ Against	☐ Abstain

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR PROPOSAL 1.

The Board of Directors recommends a vote FOR approval of the Amendment to the Articles of Incorporation of Capitol City Bancshares, Inc.

Please sign below, date and return promptly in the enclosed, self-addressed stamped envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by an authorized officer.

SIGNATURES CONTINUED ON NEXT PAGE

DATE:	, 2006

INDIVIDUALS:	ENTITIES: (Please Print)

Name (Please print)	By:

Signature	Signature

Name of Joint Tenant or Tenant-In-Common if any (Please Print)	Position

Signature of Joint Tenant or Tenant- In-Common, if any